Exhibit 99.1

GOLDMAN SACHS MIDDLE MARKET LENDING CORP.

Goldman Sachs Middle Market Lending Corp.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

	September 30, 2020 (Unaudited)	December 31, 2019
Assets
Investments, at fair value
Non-controlled/non-affiliated investments (cost of $1,693,771 and $1,656,685)	$1,637,716	$1,633,562
Non-controlled affiliated investments (cost of $45,801 and $45,702)	50,826	49,598
Investments in affiliated money market fund (cost of $160,798 and $-)	160,798	—
Cash	16,911	13,393
Receivable for investments sold	426	41
Interest and dividends receivable	11,496	7,022
Deferred financing costs	1,988	2,617
Unrealized appreciation on foreign currency forward contracts	—	46
Other assets	824	96

Total assets	$1,880,985	$1,706,375

Liabilities
Debt	$843,219	$729,986
Interest and other debt expenses payable	378	713
Management fees payable	3,714	3,520
Incentive fees payable	6,456	3,419
Distribution payable	—	21,272
Unrealized depreciation on foreign currency forward contracts	134	—
Directors’ fees payable	100	—
Accrued expenses and other liabilities	3,884	2,676

Total liabilities	$857,885	$761,586

Commitments and Contingencies (Note 8)
Net Assets
Preferred stock, par value $0.001 per share (1,000,000 shares authorized, no shares issued and outstanding)	$—	$—
Common stock, par value $0.001 per share (200,000,000 shares authorized, 53,844,947 and 50,562,483 shares issued and outstanding as of September 30, 2020 and December 31, 2019)	54	51
Paid-in capital in excess of par	1,034,279	972,476
Distributable earnings	(11,233)	(27,738)

TOTAL NET ASSETS	$1,023,100	$944,789

TOTAL LIABILITIES AND NET ASSETS	$1,880,985	$1,706,375

Net asset value per share	$19.00	$18.69

The accompanying notes are part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Investment Income:
From non-controlled/non-affiliated investments:
Interest income	$36,520	$37,135	$111,906	$101,019
Other income	1,505	535	2,113	1,502
From non-controlled affiliated investments:
Interest income	751	654	2,319	1,986
Dividend income	48	58	106	149
Other income	7	7	73	20

Total investment income	$38,831	$38,389	$116,517	$104,676

Expenses:
Interest and other debt expenses	$5,562	$7,001	$19,162	$16,469
Management fees	3,714	3,489	10,739	10,145
Incentive fees	6,456	3,265	6,456	14,605
Professional fees	1,341	517	3,358	1,252
Directors’ fees	107	114	320	327
Other General and Administrative Expenses	928	905	2,753	2,488

Total expenses	$18,108	$15,291	$42,788	$45,286

NET INVESTMENT INCOME	$20,723	$23,098	$73,729	$59,390

Net realized and unrealized gains (losses):
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	$—	$(7)	$226	$(10,568)
Foreign currency forward contracts	40	53	150	65
Foreign currency transactions	47	(19)	20	19
Net change in unrealized appreciation (depreciation) from:
Non-controlled/non-affiliated investments	27,126	(7,236)	(32,932)	(11,424)
Non-controlled affiliated investments	401	479	1,129	2,016
Foreign currency forward contracts	(179)	78	(180)	123
Foreign currency translations	(2,334)	2,225	(2,411)	2,642

Net realized and unrealized gains (losses)	$25,101	$(4,427)	$(33,998)	$(17,127)

(Provision) benefit for taxes on realized gain/loss on investments	$—	$—	$—	$100
(Provision) benefit for taxes on unrealized appreciation/depreciation on investments	(89)	(171)	(73)	(614)

NET INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS	$45,735	$18,500	$39,658	$41,749

Weighted average shares outstanding	53,844,947	49,470,258	53,198,038	46,754,248
Net investment income per share (basic and diluted)	$0.38	$0.47	$1.39	$1.27
Earnings (loss) per share (basic and diluted)	$0.85	$0.37	$0.75	$0.89

The accompanying notes are part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp.

Consolidated Statements of Changes in Net Assets

(in thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net assets at beginning of period	$977,365	$928,731	$944,789	$820,154
Increase (decrease) in net assets from operations:
Net investment income	$20,723	$23,098	$73,729	$59,390
Net realized gain (loss)	87	27	396	(10,484)
Net change in unrealized appreciation (depreciation)	25,014	(4,454)	(34,394)	(6,643)
(Provision) benefit for taxes on realized gain/loss on investments	—	—	—	100
(Provision) benefit for taxes on unrealized appreciation/depreciation on investments	(89)	(171)	(73)	(614)

Net increase (decrease) in net assets from operations	$45,735	$18,500	$39,658	$41,749

Distributions to stockholders from:
Distributable earnings	$—	$(21,272)	$(23,153)	$(60,099)

Total distributions to stockholders	$—	$(21,272)	$(23,153)	$(60,099)

Capital transactions:
Issuance of common shares	$—	$—	$61,806	$124,155

Net increase (decrease) in net assets from capital transactions	$—	$—	$61,806	$124,155

TOTAL INCREASE (DECREASE) IN NET ASSETS	$45,735	$(2,772)	$78,311	$105,805

Net assets at end of period	$1,023,100	$925,959	$1,023,100	$925,959

Distributions declared per share	$—	$0.43	$0.43	$1.29

The accompanying notes are part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp.

Consolidated Statements of Cash Flows

(in thousands, except share and per share amounts)

(Unaudited)

	For the Nine Months Ended
	September 30, 2020	September 30, 2019
Cash flows from operating activities:
Net increase (decrease) in net assets from operations:	$39,658	$41,749
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by (used for) operating activities:
Purchases of investments	(171,954)	(643,023)
Payment-in-kind interest capitalized	(1,462)	(794)
Investments in affiliated money market fund, net	(160,798)	—
Proceeds from sales of investments and principal repayments	142,064	146,770
Net realized (gain) loss	(220)	10,575
Net change in unrealized (appreciation) depreciation on investments	31,803	9,408
Net change in unrealized (appreciation) depreciation on foreign currency forward contracts and transactions	158	(89)
Amortization of premium and accretion of discount, net	(5,613)	(5,063)
Amortization of deferred financing costs	1,059	974
Change in operating assets and liabilities:
(Increase) decrease in receivable for investments sold	(385)	(11)
(Increase) decrease in interest and dividends receivable	(4,474)	(2,525)
(Increase) decrease in other assets	(728)	125
Increase (decrease) in interest and other debt expenses payable	(335)	38
Increase (decrease) in management fees payable	194	590
Increase (decrease) in incentive fees payable	3,037	(247)
Increase (decrease) in investments purchased payable	—	15,868
Increase (decrease) in directors’ fees payable	100	99
Increase (decrease) in accrued expenses and other liabilities	1,208	131

Net cash provided by (used for) operating activities	$(126,688)	$(425,425)

Cash flows from financing activities:
Proceeds from issuance of common stock	$61,806	$124,155
Distributions paid	(44,425)	(55,017)
Financing costs paid	(430)	(745)
Borrowings on debt	240,433	586,924
Repayments of debt	(127,200)	(233,550)

Net cash provided by (used for) financing activities	$130,184	$421,767

Net increase (decrease) in cash	3,496	(3,658)
Effect of foreign exchange rate changes on cash and cash equivalents	22	(35)
Cash, beginning of period	13,393	15,010

Cash, end of period	$16,911	$11,317

Supplemental and non-cash activities
Interest expense paid	$18,127	$14,745
Accrued but unpaid excise tax expense	$—	$8
Accrued but unpaid distributions	$—	$21,272
Exchange of investments	$13,019	$1,054

The accompanying notes are part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp.

Consolidated Schedule of Investments as of September 30, 2020

(in thousands, except share and per share amounts)

(Unaudited)

Investment *	Industry	Interest Rate (+)	Reference Rate and Spread (+)	Maturity	Par Amount/ Shares (++)	Cost	Fair Value
1st Lien/Senior Secured Debt # - 126.17%
3SI Security Systems, Inc.(1)	Commercial Services & Supplies	6.75%	L + 5.75%; 1.00% Floor	06/16/2023	$2,216	$2,193	$2,166
Accuity Delivery Systems, LLC^ (1) (2)	Health Care Providers & Services	8.00%	L + 7.00%; 1.00% Floor	06/13/2023	14,480	14,222	14,842
Acquia, Inc.(1) (2)	Software	8.00%	L + 7.00%; 1.00% Floor	10/31/2025	18,197	17,877	17,651
Acquia, Inc.(1) (2) (3)	Software		L + 7.00%; 1.00% Floor	10/31/2025	1,946	(33)	(58)
Apptio, Inc.(1) (2)	IT Services	8.25%	L + 7.25%; 1.00% Floor	01/10/2025	46,452	45,735	45,755
Apptio, Inc.(1) (2) (3)	IT Services		L + 7.25%; 1.00% Floor	01/10/2025	3,160	(45)	(47)
Associations, Inc.(1) (2)	Real Estate Management & Development	8.00%	L + 7.00% (incl. 3.00% PIK); 1.00% Floor	07/30/2024	19,744	19,582	18,954
Associations, Inc.(1) (2) (3)	Real Estate Management & Development	8.23%	L + 7.00% (incl. 3.00% PIK); 1.00% Floor	07/30/2024	4,322	4,224	4,086
Associations, Inc.(1) (2)	Real Estate Management & Development	7.00%	L + 6.00%; 1.00% Floor	07/30/2024	836	829	802
BJH Holdings III Corp. (dba Jack’s Family Restaurants)(2)	Hotels, Restaurants & Leisure	6.50%	L + 5.50%; 1.00% Floor	08/19/2025	9,028	8,952	8,667
Brillio, LLC(1) (2)	IT Services	5.75%	L + 4.75%; 1.00% Floor	02/06/2025	6,518	6,468	6,371
Brillio, LLC(1) (2) (3)	IT Services	5.75%	L + 4.75%; 1.00% Floor	02/06/2025	2,200	1,100	1,050
Bullhorn, Inc.(2)	Professional Services	6.75%	L + 5.75%; 1.00% Floor	09/30/2026	15,988	15,702	15,749
Bullhorn, Inc.(2)	Professional Services	6.75%	L + 5.75%; 1.00% Floor	09/30/2026	332	326	327
Bullhorn, Inc.(2)	Professional Services	6.75%	L + 5.75%; 1.00% Floor	09/30/2026	264	260	260
Bullhorn, Inc.(2) (3)	Professional Services		L + 5.75%; 1.00% Floor	09/30/2026	732	(13)	(11)
Bullhorn, Inc.(2) (3)	Professional Services		L + 5.75%; 1.00% Floor	09/30/2026	799	(14)	(12)
Businessolver.com, Inc.(1) (2)	Health Care Technology	8.50%	L + 7.50%; 1.00% Floor	05/15/2023	30,076	29,726	29,324
Businessolver.com, Inc.(1) (2)	Health Care Technology	8.50%	L + 7.50%; 1.00% Floor	05/15/2023	4,511	4,455	4,399
Businessolver.com, Inc.(1) (2) (3)	Health Care Technology		L + 7.50%; 1.00% Floor	05/15/2023	3,760	(40)	(94)
CFS Management, LLC (dba Center for Sight Management)(1) (2)	Health Care Providers & Services	6.75%	L + 5.75%; 1.00% Floor	07/01/2024	6,940	6,884	6,697
CFS Management, LLC (dba Center for Sight Management)(1) (2)	Health Care Providers & Services	6.75%	L + 5.75%; 1.00% Floor	07/01/2024	2,067	2,051	1,995
Chronicle Bidco Inc. (dba Lexitas)(1) (2)	Professional Services	6.75%	L + 5.75%; 1.00% Floor	11/14/2025	10,223	10,043	9,916
Chronicle Bidco Inc. (dba Lexitas)(1) (2)	Professional Services	6.75%	L + 5.75%; 1.00% Floor	11/14/2025	4,307	4,230	4,178
Chronicle Bidco Inc. (dba Lexitas)(1) (2) (3)	Professional Services		L + 5.75%; 1.00% Floor	11/14/2025	1,300	(22)	(39)
Collaborative Imaging, LLC (dba Texas Radiology Associates)^^^ (1) (2)	Health Care Providers & Services	7.50%	L + 6.50%; 1.00% Floor	03/28/2025	12,700	12,566	12,319
Collaborative Imaging, LLC (dba Texas Radiology Associates)^^^ (1) (2)	Health Care Providers & Services	7.50%	L + 6.50%; 1.00% Floor	03/28/2025	9,673	9,550	9,383
ConnectWise, LLC(1) (2)	IT Services	7.00%	L + 6.00%; 1.00% Floor	02/28/2025	19,806	19,464	19,608
ConnectWise, LLC(1) (2) (3)	IT Services		L + 6.00%; 1.00% Floor	02/28/2025	1,524	(26)	(15)
Convene 237 Park Avenue, LLC (dba Convene)(1) (2)	Real Estate Management & Development	9.00%	L + 7.50%; 1.50% Floor	08/30/2024	31,000	30,492	26,350
Convene 237 Park Avenue, LLC (dba Convene)(1) (2)	Real Estate Management & Development	9.00%	L + 7.50%; 1.50% Floor	08/30/2024	9,120	8,962	7,752
CorePower Yoga LLC(2)	Diversified Consumer Services	7.00%	L + 6.00% (incl. 1.25% PIK); 1.00% Floor	05/14/2025	14,400	14,214	12,240
CorePower Yoga LLC(2) (3)	Diversified Consumer Services	7.00%	L + 6.00% (incl. 1.25% PIK); 1.00% Floor	05/14/2025	1,010	189	50
CST Buyer Company (dba Intoxalock)(1) (2)	Diversified Consumer Services	6.25%	L + 5.25%; 1.00% Floor	10/03/2025	16,870	16,684	16,870
CST Buyer Company (dba Intoxalock)(1) (2) (3)	Diversified Consumer Services		L + 5.25%; 1.00% Floor	10/03/2025	1,294	(14)	—
DDS USA Holding, Inc.(1) (2)	Health Care Equipment & Supplies	6.75%	L + 5.75%; 1.00% Floor	06/30/2022	5,364	5,350	5,310
DDS USA Holding, Inc.(1) (2)	Health Care Equipment & Supplies	6.75%	L + 5.75%; 1.00% Floor	06/30/2022	5,069	5,056	5,018
DDS USA Holding, Inc.(1) (2) (3)	Health Care Equipment & Supplies	6.75%	L + 5.75%; 1.00% Floor	06/30/2022	1,533	763	751
Diligent Corporation(2)	Professional Services	7.25%	L + 6.25%; 1.00% Floor	08/04/2025	€22,650	25,860	25,892
Diligent Corporation(2)	Professional Services	7.25%	L + 6.25%; 1.00% Floor	08/04/2025	14,645	14,438	14,279
Diligent Corporation(2) (3)	Professional Services		L + 6.25%; 1.00% Floor	08/04/2025	1,800	(34)	(45)
DocuTAP, Inc.(1) (2)	Health Care Technology	6.50%	L + 5.50%; 1.00% Floor	05/12/2025	34,802	34,102	33,845
E2open, LLC(2)	Software	6.75%	L + 5.75%; 1.00% Floor	11/26/2024	24,057	23,864	23,095

The accompanying notes are part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp.

Consolidated Schedule of Investments as of September 30, 2020

(in thousands, except share and per share amounts)

(Unaudited)

Investment *	Industry	Interest Rate (+)	Reference Rate and Spread (+)	Maturity	Par Amount/ Shares (++)	Cost	Fair Value
Elemica Parent, Inc.(1) (2)	Chemicals	5.73%	L + 5.50%	09/18/2025	$4,225	$4,135	$3,930
Elemica Parent, Inc.(1) (2) (3)	Chemicals	5.72%	L + 5.50%	09/18/2025	550	406	379
Elemica Parent, Inc.(1) (2) (3)	Chemicals		L + 5.50%	09/18/2025	830	(9)	(58)
Empirix, Inc.(1) (2)	Diversified Telecommunication Services	7.25%	L + 6.25%; 1.00% Floor	09/25/2024	31,261	30,870	30,323
Empirix, Inc.(1) (2) (3)	Diversified Telecommunication Services		L + 6.25%; 1.00% Floor	09/25/2023	1,800	(19)	(54)
Eptam Plastics, Ltd.(1) (2)	Health Care Equipment & Supplies	6.50%	L + 5.50%; 1.00% Floor	12/06/2025	6,331	6,247	6,157
Eptam Plastics, Ltd.(1) (2)	Health Care Equipment & Supplies	6.50%	L + 5.50%; 1.00% Floor	12/06/2025	1,354	1,336	1,317
Eptam Plastics, Ltd.(1) (2) (3)	Health Care Equipment & Supplies		L + 5.50%; 1.00% Floor	12/06/2025	2,708	(18)	(74)
Fenergo Finance 3 Limited(1) (2) (4)	Diversified Financial Services	7.00%	L + 6.00%; 1.00% Floor	09/05/2024	€25,300	29,040	29,292
Fenergo Finance 3 Limited(1) (2) (3) (4)	Diversified Financial Services		L + 6.00%; 1.00% Floor	09/05/2024	1,683	(19)	(21)
Fenergo Finance 3 Limited(1) (2) (3) (4)	Diversified Financial Services		L + 6.00%; 1.00% Floor	09/05/2024	€2,200	(30)	(32)
Foundation Software(2)	Construction & Engineering	10.25%	P + 7.00%; 2.00% Floor	08/31/2027	428	418	418
Foundation Software(2) (3)	Construction & Engineering		P + 7.00%; 2.00% Floor	08/31/2026	61	(2)	(2)
FWR Holding Corporation (dba First Watch Restaurants)(1) (3)	Hotels, Restaurants & Leisure		L + 7.00% (incl. 1.50% PIK); 1.00% Floor	08/21/2023	96	—	(3)
FWR Holding Corporation (dba First Watch Restaurants)(1)	Hotels, Restaurants & Leisure	8.00%	L + 7.00% (incl. 1.50% PIK); 1.00% Floor	08/21/2023	4,004	3,977	3,864
FWR Holding Corporation (dba First Watch Restaurants)(1)	Hotels, Restaurants & Leisure	8.00%	L + 7.00% (incl. 1.50% PIK); 1.00% Floor	08/21/2023	3,011	2,991	2,905
FWR Holding Corporation (dba First Watch Restaurants)(1)	Hotels, Restaurants & Leisure	8.00%	L + 7.00% (incl. 1.50% PIK); 1.00% Floor	08/21/2023	2,995	2,975	2,891
FWR Holding Corporation (dba First Watch Restaurants)(1)	Hotels, Restaurants & Leisure	8.00%	L + 7.00% (incl. 1.50% PIK); 1.00% Floor	08/21/2023	11,297	11,145	10,901
FWR Holding Corporation (dba First Watch Restaurants)(1)	Hotels, Restaurants & Leisure	8.00%	L + 7.00% (incl. 1.50% PIK); 1.00% Floor	08/21/2023	2,257	2,228	2,178
FWR Holding Corporation (dba First Watch Restaurants)(1)	Hotels, Restaurants & Leisure	8.00%	L + 7.00% (incl. 1.50% PIK); 1.00% Floor	08/21/2023	1,427	1,408	1,377
FWR Holding Corporation (dba First Watch Restaurants)(1) (3)	Hotels, Restaurants & Leisure		L + 7.00% (incl. 1.50% PIK); 1.00% Floor	08/21/2023	1,506	(19)	(53)
Gastro Health Holdco, LLC(1) (2)	Health Care Providers & Services	7.02%	L + 6.00%; 1.00% Floor	09/04/2024	13,795	13,600	13,209
Gastro Health Holdco, LLC(1) (2)	Health Care Providers & Services	7.00%	L + 6.00%; 1.00% Floor	09/04/2024	7,123	7,020	6,820
Gastro Health Holdco, LLC(1) (2)	Health Care Providers & Services	7.01%	L + 6.00%; 1.00% Floor	09/04/2024	6,886	6,801	6,593
Gastro Health Holdco, LLC(1) (2) (3)	Health Care Providers & Services		L + 6.00%; 1.00% Floor	09/04/2023	2,900	(34)	(123)
GlobalTranz Enterprises, Inc.(2)	Road & Rail	5.16%	L + 5.00%	05/15/2026	11,358	11,167	9,569
Governmentjobs.com, Inc. (dba NeoGov)(1) (2)	Software	7.50%	L + 6.50%; 1.00% Floor	02/05/2026	29,153	28,621	28,643
Governmentjobs.com, Inc. (dba NeoGov)(1) (2) (3)	Software	7.50%	L + 6.50%; 1.00% Floor	02/05/2026	3,887	222	224
Granicus, Inc.(2)	Software	8.00%	L + 7.00%; 1.00% Floor	08/21/2026	13,560	13,226	13,221
Granicus, Inc.(2) (3)	Software		L + 7.00%; 1.00% Floor	08/21/2026	929	(23)	(23)
HS4 AcquisitionCo, Inc. (dba HotSchedules & Fourth)(1) (2)	Hotels, Restaurants & Leisure	7.75%	L + 6.75%; 1.00% Floor	07/09/2025	34,501	34,072	32,000
HS4 AcquisitionCo, Inc. (dba HotSchedules & Fourth)(1) (2) (3)	Hotels, Restaurants & Leisure		L + 6.75%; 1.00% Floor	07/09/2025	2,805	(34)	(203)
Hygiena Borrower LLC	Life Sciences Tools & Services	5.00%	L + 4.00%; 1.00% Floor	08/26/2022	5,122	5,084	5,019
Hygiena Borrower LLC(3)	Life Sciences Tools & Services		L + 4.00%; 1.00% Floor	08/26/2022	550	(4)	(11)
iCIMS, Inc.(1) (2)	Software	7.50%	L + 6.50%; 1.00% Floor	09/12/2024	42,594	41,988	41,849
iCIMS, Inc.(1) (2)	Software	7.50%	L + 6.50%; 1.00% Floor	09/12/2024	7,844	7,720	7,707
iCIMS, Inc.(1) (2) (3)	Software		L + 6.50%; 1.00% Floor	09/12/2024	2,662	(35)	(47)
Instructure Holdings(1) (2)	Diversified Consumer Services	8.00%	L + 7.00%; 1.00% Floor	03/24/2026	38,591	38,142	38,206
Instructure Holdings(1) (2) (3)	Diversified Consumer Services		L + 7.00%; 1.00% Floor	03/24/2026	3,000	(34)	(30)

The accompanying notes are part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp.

Consolidated Schedule of Investments as of September 30, 2020

(in thousands, except share and per share amounts)

(Unaudited)

Investment *	Industry	Interest Rate (+)	Reference Rate and Spread (+)	Maturity	Par Amount/ Shares (++)	Cost	Fair Value
Integral Ad Science, Inc.(1) (2)	Interactive Media & Services	8.25%	L + 7.25% (incl. 1.25% PIK); 1.00% Floor	07/19/2024	$36,902	$36,403	$35,519
Integral Ad Science, Inc.(1) (2) (3)	Interactive Media & Services		L + 6.00%; 1.00% Floor	07/19/2023	2,586	(29)	(97)
Internet Truckstop Group, LLC (dba Truckstop)(1) (2)	Transportation Infrastructure	6.50%	L + 5.50%; 1.00% Floor	04/02/2025	32,133	31,500	31,491
Internet Truckstop Group, LLC (dba Truckstop)(1) (2) (3)	Transportation Infrastructure		L + 5.50%; 1.00% Floor	04/02/2025	2,600	(49)	(52)
Lithium Technologies, Inc.(1) (2)	Interactive Media & Services	9.00%	L + 8.00%; 1.00% Floor	10/03/2022	50,047	49,473	47,920
Lithium Technologies, Inc.(1) (2) (3)	Interactive Media & Services	9.21%	L + 8.00%; 1.00% Floor	10/03/2022	3,448	539	428
Mailgun Technologies, Inc.(1) (2)	Interactive Media & Services	6.00%	L + 5.00%; 1.00% Floor	03/26/2025	22,995	22,628	22,995
Mailgun Technologies, Inc.(1) (2) (3)	Interactive Media & Services		L + 5.00%; 1.00% Floor	03/26/2025	1,448	—	—
MedeAnalytics, Inc.(2) (3)	Health Care Technology		L + 6.50%; 1.00% Floor	10/09/2026	479	—	—
MMIT Holdings, LLC (dba Managed Markets Insight & Technology)(1) (2)	Health Care Technology	6.50%	L + 5.50%; 1.00% Floor	11/15/2024	29,507	29,059	29,064
MMIT Holdings, LLC (dba Managed Markets Insight & Technology)(1) (2) (3)	Health Care Technology	6.50%	L + 5.50%; 1.00% Floor	11/15/2024	4,525	2,651	2,647
MRI Software LLC	Real Estate Management & Development	6.50%	L + 5.50%; 1.00% Floor	02/10/2026	14,025	13,901	13,534
MRI Software LLC(3)	Real Estate Management & Development		L + 5.50%; 1.00% Floor	02/10/2026	565	(7)	(20)
MRI Software LLC(3)	Real Estate Management & Development		L + 5.50%; 1.00% Floor	02/10/2026	990	(9)	(35)
Netvoyage Corporation (dba NetDocuments)(1) (2)	Software	8.75%	L + 7.75%; 1.00% Floor	03/22/2024	7,876	7,787	7,620
Netvoyage Corporation (dba NetDocuments)(1) (2)	Software	8.75%	L + 7.75%; 1.00% Floor	03/22/2024	5,940	5,842	5,747
Netvoyage Corporation (dba NetDocuments)(1) (2)	Software	8.75%	L + 7.75%; 1.00% Floor	03/22/2024	880	867	851
Netvoyage Corporation (dba NetDocuments)(1) (2) (3)	Software		L + 7.75%; 1.00% Floor	03/24/2022	610	(4)	(20)
Picture Head Midco LLC(1) (2)	Entertainment	8.25%	L + 7.25% (incl. 0.50% PIK); 1.00% Floor	08/31/2023	27,467	27,004	24,995
PlanSource Holdings, Inc.(1) (2)	Health Care Technology	7.25%	L + 6.25%; 1.00% Floor	04/22/2025	33,940	33,396	32,752
PlanSource Holdings, Inc.(1) (2) (3)	Health Care Technology		L + 6.25%; 1.00% Floor	04/22/2025	4,681	(72)	(164)
Power Stop, LLC(2)	Auto Components	4.65%	L + 4.50%	10/19/2025	10,709	10,689	10,174
Premier Imaging, LLC (dba Lucid Health)(1) (2)	Health Care Providers & Services	6.75%	L + 5.75%; 1.00% Floor	01/02/2025	17,127	16,906	16,356
Project Eagle Holdings, LLC(2)	Aerospace & Defense	9.25%	L + 8.25%; 1.00% Floor	07/06/2026	452	441	441
Project Eagle Holdings, LLC(2) (3)	Aerospace & Defense		L + 8.25%; 1.00% Floor	07/06/2026	38	(1)	(1)
PT Intermediate Holdings III, LLC (dba Parts Town)(2)	Trading Companies & Distributors	6.50%	L + 5.50%; 1.00% Floor	10/15/2025	17,190	17,115	15,901
Purfoods, LLC(2)	Health Care Providers & Services	7.25%	L + 6.25%; 1.00% Floor	08/12/2026	300	293	293
Purfoods, LLC(2) (3)	Health Care Providers & Services		L + 6.25%; 1.00% Floor	08/12/2026	200	(2)	(3)
Riverpoint Medical, LLC(1) (2)	Health Care Equipment & Supplies	5.50%	L + 4.50%; 1.00% Floor	06/21/2025	13,305	13,250	12,806
Riverpoint Medical, LLC(1) (2) (3)	Health Care Equipment & Supplies		L + 4.50%; 1.00% Floor	06/21/2025	2,450	(10)	(92)
Selectquote, Inc.(2)	Insurance	7.00%	L + 6.00%; 1.00% Floor	11/05/2024	12,082	11,878	12,082
SF Home Décor, LLC (dba SureFit Home Décor)(1) (2)	Household Products	10.75%	L + 9.75%; 1.00% Floor	07/13/2022	23,517	23,142	21,224
Shopatron, LLC (dba Kibo)(1) (2)	Internet & Direct Marketing Retail	9.00%	L + 8.00%; 1.00% Floor	12/18/2020	8,879	8,845	8,813
Shopatron, LLC (dba Kibo)(1) (2) (5)	Internet & Direct Marketing Retail	9.00%	L + 8.00%; 1.00% Floor	12/18/2020	2,737	2,743	2,729
SPay, Inc. (dba Stack Sports)(1) (2)	Interactive Media & Services	8.75%	L + 7.75% (incl. 2.00% PIK); 1.00% Floor	06/17/2024	15,146	14,950	13,329
SPay, Inc. (dba Stack Sports)(1) (2)	Interactive Media & Services	8.84%	L + 7.75% (incl. 2.00% PIK); 1.00% Floor	06/17/2024	1,101	1,087	969
SPay, Inc. (dba Stack Sports)(1) (2)	Interactive Media & Services	8.97%	L + 7.75% (incl. 2.00% PIK); 1.00% Floor	06/17/2024	550	546	484
Syntellis Performance Solutions, LLC(1) (2)	Health Care Technology	9.00%	L + 8.00%; 1.00% Floor	08/02/2027	419	407	407

The accompanying notes are part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp.

Consolidated Schedule of Investments as of September 30, 2020

(in thousands, except share and per share amounts)

(Unaudited)

Investment *	Industry	Interest Rate (+)	Reference Rate and Spread (+)	Maturity	Par Amount/ Shares (++)	Cost	Fair Value
The Center for Orthopedic and Research Excellence, Inc. (dba HOPCo)(1) (2)	Health Care Providers & Services	6.25%	L + 5.25%; 1.00% Floor	08/15/2025	$15,814	$15,615	$15,261
The Center for Orthopedic and Research Excellence, Inc. (dba HOPCo)(1) (2) (3)	Health Care Providers & Services		L + 5.25%; 1.00% Floor	08/15/2025	2,707	(33)	(95)
Viant Medical Holdings, Inc.(2)	Health Care Equipment & Supplies	7.25%	L + 6.25%; 1.00% Floor	07/02/2025	18,973	18,693	18,025
Villa Bidco Inc (dba Authority Brands)(1) (2)	Diversified Consumer Services	6.75%	L + 5.75%; 1.00% Floor	03/21/2025	16,092	15,764	15,770
Villa Bidco Inc (dba Authority Brands)(1) (2) (3)	Diversified Consumer Services	8.00%	P + 4.75%; 2.00% Floor	03/21/2025	1,297	153	153
VRC Companies, LLC (dba Vital Records Control)(1)	Commercial Services & Supplies	7.50%	L + 6.50%; 1.00% Floor	03/31/2023	9,926	9,867	9,851
VRC Companies, LLC (dba Vital Records Control)(1) (3)	Commercial Services & Supplies		L + 6.50%; 1.00% Floor	03/31/2022	249	(1)	(2)
WebPT, Inc.(1) (2)	Health Care Technology	7.75%	L + 6.75%; 1.00% Floor	08/28/2024	14,933	14,690	14,336
WebPT, Inc.(1) (2) (3)	Health Care Technology	7.75%	L + 6.75%; 1.00% Floor	08/28/2024	1,556	753	716
WebPT, Inc.(1) (2) (3)	Health Care Technology		L + 6.75%; 1.00% Floor	08/28/2024	1,867	(15)	(75)
Wine.com, LLC(1) (2)	Beverages	8.00%	L + 7.00%; 1.00% Floor	11/14/2024	9,000	8,866	8,977
Wolfpack IP Co. (dba Lone Wolf Technologies)(1) (2) (4)	Real Estate Management & Development	7.00%	L + 6.00%; 1.00% Floor	06/13/2025	47,220	46,445	46,748
Wolfpack IP Co. (dba Lone Wolf Technologies)(1) (2) (3) (4)	Real Estate Management & Development		L + 6.00%; 1.00% Floor	06/13/2025	4,722	(74)	(47)
WorkForce Software, LLC(1) (2)	Software	7.50%	L + 6.50%; 1.00% Floor	07/31/2025	12,796	12,582	12,477
WorkForce Software, LLC(1) (2) (3)	Software		L + 6.50%; 1.00% Floor	07/31/2025	1,123	(18)	(28)
Wrike, Inc.(1) (2)	Professional Services	7.75%	L + 6.75%; 1.00% Floor	12/31/2024	32,260	31,744	32,260
Wrike, Inc.(1) (2) (3)	Professional Services		L + 6.75%; 1.00% Floor	12/31/2024	2,300	(33)	—
Xactly Corporation(1) (2)	IT Services	8.25%	L + 7.25%; 1.00% Floor	07/29/2022	34,852	34,533	34,242
Xactly Corporation(1) (2) (3)	IT Services		L + 7.25%; 1.00% Floor	07/29/2022	2,177	(16)	(38)
Yasso, Inc.(1) (2)	Food Products	8.75%	L + 7.75%; 1.00% Floor	03/23/2022	7,348	7,297	7,348

Total 1st Lien/Senior Secured Debt						1,320,702	1,290,854

The accompanying notes are part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp.

Consolidated Schedule of Investments as of September 30, 2020

(in thousands, except share and per share amounts)

(Unaudited)

Investment *	Industry	Interest Rate (+)		Reference Rate and Spread (+)	Maturity	Par Amount/ Shares (++)	Cost	Fair Value
1st Lien/Last-Out Unitranche (6) - 9.78%
Doxim, Inc.(1) (2)	Diversified Financial Services	7.00%		L + 6.00%; 1.00% Floor	02/28/2024	$27,300	$26,741	$26,618
Doxim, Inc.(1) (2)	Diversified Financial Services	7.00%		L + 6.00%; 1.00% Floor	02/28/2024	22,376	21,930	21,816
RugsUSA, LLC(1) (2)	Household Products	7.00%		L + 6.00%; 1.00% Floor	04/30/2023	8,314	8,267	8,272
Smarsh, Inc.(1) (2)	Interactive Media & Services	8.88%		L + 7.88%; 1.00% Floor	03/31/2021	43,750	43,607	43,313

Total 1st Lien/Last-Out Unitranche							100,545	100,019
2nd Lien/Senior Secured Debt - 26.17%
American Dental Partners, Inc.(1) (2)	Health Care Providers & Services	9.50%		L + 8.50%; 1.00% Floor	09/25/2023	$5,333	$5,261	$4,906
Chase Industries, Inc. (dba Senneca Holdings)(1) (2) (7)	Building Products			11.00% PIK	05/11/2026	12,150	11,847	—
Chase Industries, Inc. (dba Senneca Holdings)(1) (2)	Building Products	10.00	% PIK	10.00% PIK	11/11/2025	12,150	10,750	9,933
ERC Finance, LLC (dba Eating Recovery Center)(1) (2)	Health Care Providers & Services	9.22%		L + 8.22%; 1.00% Floor	09/22/2025	25,400	24,994	24,511
Genesis Acquisition Co. (dba ProCare Software)(1) (2)	Diversified Financial Services	7.80%		L + 7.50%	07/31/2025	10,000	9,811	9,050
Genesis Acquisition Co. (dba ProCare Software)(1) (2)	Diversified Financial Services	7.80%		L + 7.50%	07/31/2025	2,500	2,448	2,263
Hygiena Borrower LLC(1)	Life Sciences Tools & Services	8.75%		L + 7.75%; 1.00% Floor	08/26/2023	2,650	2,617	2,557
Hygiena Borrower LLC(1)	Life Sciences Tools & Services	8.75%		L + 7.75%; 1.00% Floor	08/26/2023	139	137	134
ICP Industrial, Inc.(1) (2)	Chemicals	9.25%		L + 8.25%; 1.00% Floor	05/03/2024	28,900	28,447	27,888
Intelligent Medical Objects, Inc.(1) (2)	Health Care Technology	9.50%		L + 8.50%; 1.00% Floor	12/22/2024	21,900	21,514	21,298
Market Track, LLC(1) (2)	Media	8.75%		L + 7.75%; 1.00% Floor	06/05/2025	20,000	19,595	19,100
National Spine and Pain Centers, LLC(1) (2)	Health Care Providers & Services	9.25%		L + 8.25%; 1.00% Floor	12/02/2024	17,400	17,063	16,660
Odyssey Logistics & Technology Corporation(2)	Road & Rail	9.00%		L + 8.00%; 1.00% Floor	10/12/2025	26,626	26,191	22,100
SMB Shipping Logistics, LLC (dba Worldwide Express)(1) (2)	Air Freight & Logistics	9.00%		L + 8.00%; 1.00% Floor	02/03/2025	25,000	24,704	23,437
Spectrum Plastics Group, Inc.(2)	Containers & Packaging	8.00%		L + 7.00%; 1.00% Floor	01/31/2026	6,278	6,255	5,160
USRP Holdings, Inc. (dba U.S. Retirement Partners)(1) (2)	Insurance	9.75%		L + 8.75%; 1.00% Floor	09/29/2025	9,700	9,609	9,166
USRP Holdings, Inc. (dba U.S. Retirement Partners)(1) (2)	Insurance	9.75%		L + 8.75%; 1.00% Floor	09/29/2025	1,584	1,570	1,497
Xcellence, Inc. (dba Xact Data Discovery)(1) (2)	IT Services	9.75%		L + 8.75%; 1.00% Floor	06/22/2024	26,100	25,641	24,860
YI, LLC (dba Young Innovations)(1) (2)	Health Care Equipment & Supplies	8.75%		L + 7.75%; 1.00% Floor	11/07/2025	21,608	21,140	19,448
Zep Inc.(2)	Chemicals	9.25%		L + 8.25%; 1.00% Floor	08/11/2025	30,500	29,963	23,828

Total 2nd Lien/Senior Secured Debt							299,557	267,796

The accompanying notes are part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp.

Consolidated Schedule of Investments as of September 30, 2020

(in thousands, except share and per share amounts)

(Unaudited)

Investment *	Industry	Interest Rate	Par Amount/ Shares (++)	Cost	Fair Value
Preferred Stock - 1.52%
Accuity Delivery Systems, LLC^ (1) (2) (8) (9)	Health Care Providers & Services		136,589	$4,500	$8,878
Exostar LLC - Class A(2) (9) (8)	Aerospace & Defense		10	10	10
Foundation Software(2) (9) (8)	Construction & Engineering		11	11	11
Wine.com, LLC(1) (2) (8) (9)	Beverages		314,154	2,700	6,657

Total Preferred Stock				7,221	15,556
Common Stock - 1.40%
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates) - Class B^^^ (1) (2) (9)	Health Care Providers & Services		11,719	$1,580	$1,868
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates) - Performance Units^^^ (1) (2) (4) (8) (9)	Health Care Providers & Services		11,060	220	374
Country Fresh Holding Company Inc.(1) (2) (8) (9)	Food Products		843	1,053	52
Elah Holdings, Inc.^ (1) (2) (8) (9)	Capital Markets		65,436	3,163	3,162
Exostar LLC - Class B(2) (9) (8)	Aerospace & Defense		15,704	—	—
Foundation Software - Class B(2) (9) (8)	Construction & Engineering		5,913	—	—
National Spine and Pain Centers, LLC(1) (2) (8) (9)	Health Care Providers & Services		500	500	298
Wrike, Inc.(1) (2) (8) (9)	Professional Services		4,949,520	3,075	8,018
Yasso, Inc.(1) (2) (8) (9)	Food Products		790	790	545

Total Common Stock				10,381	14,317
Warrants - 0.00%
KDOR Holdings Inc. (dba Senneca Holdings)(1) (2) (9)	Building Products		1,000	$1,036	$—
KDOR Holdings Inc. (dba Senneca Holdings)(1) (2) (9)	Building Products		—	108	—
KDOR Holdings Inc. (dba Senneca Holdings)(1) (2) (9)	Building Products		—	22	—

Total Warrants				1,166	—
Investments in Affiliated Money Market Fund - 15.72%
Goldman Sachs Financial Square Government Fund - Institutional Shares^^^ (10)			160,797,948	$160,798	$160,798

Total Investments in Affiliated Money Market Fund				160,798	160,798

TOTAL INVESTMENTS - 180.76%				$1,900,370	$1,849,340

LIABILITIES IN EXCESS OF OTHER ASSETS - (80.76%)					$(826,240)

NET ASSETS - 100.00%					$1,023,100

The accompanying notes are part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp.

Consolidated Schedule of Investments as of September 30, 2020

(in thousands, except share and per share amounts)

(Unaudited)

*	Assets are pledged as collateral for the Truist Revolving Credit Facility. See Note 6 “Debt”.
#	Percentages are based on net assets.
(+)

Represents the actual interest rate for partially or fully funded debt in effect as of the reporting date. Variable rate loans bear interest at a rate that may be determined by the larger of the floor or the reference to either LIBOR (“L”) or alternate base rate (commonly based on the Prime Rate (“P”)), at the borrower’s option, which reset periodically based on the terms of the credit agreement. L loans are typically indexed to 12 month, 6 month, 3 month, 2 month, 1 month or 1 week L rates. As of September 30, 2020, rates for the 12 month, 6 month, 3 month, 2 month, 1 month and 1 week L are 0.36%, 0.26%, 0.23%, 0.19%, 0.15% and 0.10%, respectively. As of September 30, 2020, P was 3.25%. For investments with multiple reference rates or alternate base rates, the interest rate shown is the weighted average interest rate in effect at September 30, 2020.

(++)

The total par amount is presented for debt investments, while the number of shares or units owned is presented for equity investments. Par amount is denominated in U.S. Dollars (“$”) unless otherwise noted, Euro (“€”).

^

As defined in the Investment Company Act of 1940, the portfolio company is deemed to be an “affiliated person” of the Company because the Company owns, either directly or indirectly, 5% or more of the portfolio company’s outstanding voting securities. See Note 3 “Significant Agreements and Related Party Transactions”.

^^^	The portfolio company is otherwise deemed to be an “affiliated person” of the Company under the Investment Company Act of 1940. See Note 3 “Significant Agreements and Related Party Transactions”.
(1)	The fair value of the investment was determined using significant unobservable inputs. See Note 5 “Fair Value Measurement”.
(2)

Represent co-investments made with certain funds managed by the Investment Adviser in accordance with the terms of the exemptive relief that the Company received from the U.S. Securities and Exchange Commission. See Note 3 “Significant Agreements and Related Party Transactions”.

(3)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. The negative cost, if applicable, is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value, if applicable, is the result of the capitalized discount on the loan. See Note 8 “Commitments and Contingencies”.

(4)

The investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of September 30, 2020 the aggregate fair value of these securities is $76,314 or 4.06% of the Company’s total assets.

(5)	The investment includes an exit fee that is receivable upon repayment of the loan. See Note 2 “Significant Accounting Policies”.
(6)

In exchange for the greater risk of loss, the “last-out” portion of the Company’s unitranche loan investment generally earns a higher interest rate than the “first-out” portions. The “first-out” portion of the loan would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last-out” portion that the Company would continue to hold.

(7)	The investment is on non-accrual status as of September 30, 2020.
(8)	Non-income producing security.
(9)

Securities exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of September 30, 2020, the aggregate fair value of these securities is $29,873 or 2.92% of the Company’s net assets. The acquisition dates of the restricted securities are as follows:

Investment	Acquisition Date
Accuity Delivery Systems, LLC - Preferred Stock	06/13/2018
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates) - Class B - Common Stock	03/30/2018
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates) - Performance Units - Common Stock	03/30/2018
Country Fresh Holding Company Inc. - Common Stock	04/29/2019
Elah Holdings, Inc. - Common Stock	05/09/2018
Exostar LLC - Class A - Common Stock	07/06/2020
Exostar LLC - Class B - Common Stock	07/06/2020
Foundation Software - Common Stock	08/31/2020
Foundation Software - Class B - Common Stock	08/31/2020
KDOR Holdings Inc. (dba Senneca Holdings) - Warrants	05/29/2020
KDOR Holdings Inc. (dba Senneca Holdings) - Warrants	05/29/2020
KDOR Holdings Inc. (dba Senneca Holdings) - Warrants	06/22/2020
National Spine and Pain Centers, LLC - Common Stock	06/02/2017
Wine.com, LLC - Preferred Stock	11/14/2018
Wrike, Inc. - Common Stock	12/31/2018
Yasso, Inc. - Common Stock	03/23/2017

(10)	The annualized seven-day yield as of September 30, 2020 is 0.00%.

PIK	– Payment-In-Kind

ADDITIONAL INFORMATION

Foreign currency forward contracts

Counterparty	Currency Purchased	Currency Sold	Settlement	Unrealized Appreciation (Depreciation)
Bank of America, N.A.	USD 729	EUR 650	10/05/2020	$(34)
Bank of America, N.A.	USD 716	EUR 635	01/05/2021	(31)
Bank of America, N.A.	USD 702	EUR 620	04/06/2021	(28)
Bank of America, N.A.	USD 701	EUR 617	07/06/2021	(27)
Bank of America, N.A.	USD 400	EUR 350	10/05/2021	(14)

				$(134)

Currency Abbreviations:

EUR - Euro
USD - U.S. Dollar

The accompanying notes are part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp.

Consolidated Schedule of Investments as of December 31, 2019

(in thousands, except share and per share amounts)

Investment*	Industry	Interest Rate (+)	Reference Rate and Spread (+)	Maturity	Par Amount/ Shares (++)	Cost	Fair Value
1st Lien/Senior Secured Debt - 134.05%#
3SI Security Systems, Inc.(1)	Commercial Services & Supplies	7.65%	L + 5.75%; 1.00% Floor	06/16/2023	$2,249	$2,227	$2,227
Accuity Delivery Systems, LLC^ (1) (2)	Health Care Providers & Services	8.75%	L + 7.00%; 1.00% Floor	06/13/2023	14,480	14,159	14,371
Acquia, Inc.(2)	Software	8.91%	L + 7.00%; 1.00% Floor	10/31/2025	18,197	17,841	17,833
Acquia, Inc.(2) (3)	Software		L + 7.00%; 1.00% Floor	10/31/2025	1,946	(38)	(39)
Apptio, Inc.(1) (2)	IT Services	8.96%	L + 7.25%; 1.00% Floor	01/10/2025	46,452	45,634	45,639
Apptio, Inc.(1) (2) (3)	IT Services		L + 7.25%; 1.00% Floor	01/10/2025	3,160	(53)	(55)
Associations, Inc.(1) (2)	Real Estate Management & Development	9.09%	L + 7.00% (incl. 3.00% PIK); 1.00% Floor	07/30/2024	19,300	19,110	19,107
Associations, Inc.(1) (2) (3)	Real Estate Management & Development	9.09%	L + 7.00% (incl. 3.00% PIK); 1.00% Floor	07/30/2024	4,247	2,907	2,905
Associations, Inc.(1) (2) (3)	Real Estate Management & Development		L + 4.00%; 1.00% Floor	07/30/2024	836	(8)	(8)
BJH Holdings III Corp. (dba Jack’s Family Restaurants)(1) (2)	Hotels, Restaurants & Leisure	7.55%	L + 5.75%; 1.00% Floor	08/19/2025	9,097	9,010	9,006
Brillio, LLC(1) (2)	IT Services	6.55%	L + 4.75%; 1.00% Floor	02/06/2025	6,567	6,509	6,501
Brillio, LLC(1) (2) (3)	IT Services		L + 4.75%; 1.00% Floor	02/06/2025	2,200	—	(22)
Bullhorn, Inc.(1) (2)	Professional Services	7.44%	L + 5.50%; 1.00% Floor	10/01/2025	16,109	15,876	15,868
Bullhorn, Inc.(1) (2) (3)	Professional Services	7.46%	L + 5.50%; 1.00% Floor	10/01/2025	1,331	247	246
Bullhorn, Inc.(1) (2) (3)	Professional Services		L + 5.50%; 1.00% Floor	10/01/2025	799	(11)	(12)
Businessolver.com, Inc.(1) (2)	Health Care Technology	9.41%	L + 7.50%; 1.00% Floor	05/15/2023	30,076	29,640	29,550
Businessolver.com, Inc.(1) (2)	Health Care Technology	9.41%	L + 7.50%; 1.00% Floor	05/15/2023	4,511	4,441	4,432
Businessolver.com, Inc.(1) (2) (3)	Health Care Technology	9.98%	L + 7.50%; 1.00% Floor	05/15/2023	3,760	1,452	1,438
CFS Management, LLC (dba Center for Sight Management)(1) (2)	Health Care Providers & Services	7.95%	L + 5.75%; 1.00% Floor	07/01/2024	6,992	6,927	6,923
CFS Management, LLC (dba Center for Sight Management)(1) (2) (3)	Health Care Providers & Services		L + 5.75%; 1.00% Floor	07/01/2024	2,067	(19)	(21)
Chronicle Bidco Inc. (dba Lexitas)(2)	Professional Services	7.66%	L + 5.75%; 1.00% Floor	11/14/2025	10,300	10,098	10,094
Chronicle Bidco Inc. (dba Lexitas)(2) (3)	Professional Services		L + 5.75%; 1.00% Floor	11/14/2025	1,300	(25)	(26)
Chronicle Bidco Inc. (dba Lexitas)(2) (3)	Professional Services		L + 5.75%; 1.00% Floor	11/14/2025	4,330	(42)	(43)
Clarkson Eyecare, LLC (dba EyeCare Partners)(2)	Health Care Providers & Services	8.05%	L + 6.25%; 1.00% Floor	04/02/2021	10,953	10,776	10,733
Clarkson Eyecare, LLC (dba EyeCare Partners)(2)	Health Care Providers & Services	8.05%	L + 6.25%; 1.00% Floor	04/02/2021	7,241	7,123	7,097
Collaborative Imaging, LLC (dba Texas Radiology Associates)^^^ (1) (2)	Health Care Providers & Services	8.30%	L + 6.50%; 1.00% Floor	03/28/2025	12,700	12,547	12,478
Collaborative Imaging, LLC (dba Texas Radiology Associates)^^^ (1) (2)	Health Care Providers & Services	8.30%	L + 6.50%	03/28/2025	9,673	9,533	9,504
ConnectWise, LLC(2)	IT Services	7.94%	L + 6.00%; 1.00% Floor	02/28/2025	19,957	19,564	19,707
ConnectWise, LLC(2) (3)	IT Services		L + 6.00%; 1.00% Floor	02/28/2025	1,524	(30)	(19)
Convene 237 Park Avenue, LLC (dba Convene)(1) (2)	Real Estate Management & Development	9.54%	L + 7.50%; 1.50% Floor	08/30/2024	31,000	30,414	30,380
Convene 237 Park Avenue, LLC (dba Convene)(1) (2) (3)	Real Estate Management & Development		L + 7.50%; 1.50% Floor	08/30/2024	9,120	(85)	(182)
CorePower Yoga LLC(2)	Diversified Consumer Services	6.44%	L + 4.50%	05/14/2025	12,389	12,219	12,203
CorePower Yoga LLC(2) (3)	Diversified Consumer Services		L + 4.75%	05/14/2025	1,010	(14)	(15)
CorePower Yoga LLC(2) (3)	Diversified Consumer Services		L + 4.50%	05/14/2025	2,692	(36)	(40)
CST Buyer Company (dba Intoxalock)(2)	Diversified Consumer Services	7.55%	L + 5.75%; 1.00% Floor	10/03/2025	18,215	17,989	18,215
CST Buyer Company (dba Intoxalock)(2) (3)	Diversified Consumer Services		L + 5.75%; 1.00% Floor	10/03/2025	1,294	(16)	—
DDS USA Holding, Inc.(1) (2)	Health Care Equipment & Supplies	7.22%	L + 5.25%; 1.00% Floor	06/30/2022	5,405	5,386	5,378
DDS USA Holding, Inc.(1) (2)	Health Care Equipment & Supplies	7.22%	L + 5.25%; 1.00% Floor	06/30/2022	5,112	5,093	5,086
DDS USA Holding, Inc.(1) (2) (3)	Health Care Equipment & Supplies	9.00%	P + 4.25%; 1.00% Floor	06/30/2022	1,533	148	146
Diligent Corporation(1) (2)	Professional Services	7.42%	L + 5.50%; 1.00% Floor	04/14/2022	€22,822	26,188	25,344
Diligent Corporation(1) (2)	Professional Services	7.58%	L + 5.50%; 1.00% Floor	04/14/2022	5,460	5,413	5,406
Diligent Corporation(1) (2)	Professional Services	7.42%	L + 5.50%; 1.00% Floor	04/14/2022	2,103	2,084	2,082
Diligent Corporation(1) (2) (3)	Professional Services	7.48%	L + 5.50%; 1.00% Floor	04/14/2022	1,800	1,555	1,566

The accompanying notes are part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp.

Consolidated Schedule of Investments as of December 31, 2019 (continued)

(in thousands, except share and per share amounts)

Investment *	Industry	Interest Rate (+)	Reference Rate and Spread (+)	Maturity	Par Amount/ Shares (++)	Cost	Fair Value
Diligent Corporation(1) (2)	Professional Services	7.56%	L + 5.50%; 1.00% Floor	04/14/2022	$727	$719	$719
Diligent Corporation(1) (2)	Professional Services	7.42%	L + 5.50%; 1.00% Floor	04/14/2022	352	348	348
Diligent Corporation(1) (2) (3)	Professional Services		L + 5.50%; 1.00% Floor	04/14/2022	6,083	(53)	(61)
DiscoverOrg, LLC(2)	Software	6.30%	L + 4.50%	02/02/2026	23,522	23,311	23,581
DocuTAP, Inc.(1) (2)	Health Care Technology	7.30%	L + 5.50%; 1.00% Floor	05/12/2025	35,066	34,265	35,066
E2open, LLC(1) (2)	Software	7.66%	L + 5.75%; 1.00% Floor	11/26/2024	24,239	24,015	23,997
Elemica Parent, Inc.(1) (2)	Chemicals	7.40%	L + 5.50%	09/18/2025	4,257	4,155	4,151
Elemica Parent, Inc.(1) (2) (3)	Chemicals	7.40%	L + 5.50%	09/18/2025	550	171	170
Elemica Parent, Inc.(1) (2) (3)	Chemicals		L + 5.50%	09/18/2025	830	(10)	(21)
Empirix, Inc.(1) (2)	Diversified Telecommunication Services	8.20%	L + 6.25%; 1.00% Floor	09/25/2024	31,492	31,036	28,343
Empirix, Inc.(1) (2) (3)	Diversified Telecommunication Services		L + 6.25%; 1.00% Floor	09/25/2023	1,800	(24)	(180)
Eptam Plastics, Ltd.(2)	Health Care Equipment & Supplies	7.30%	L + 5.50%; 1.00% Floor	12/06/2025	6,363	6,268	6,267
Eptam Plastics, Ltd.(2) (3)	Health Care Equipment & Supplies	7.30%	L + 5.50%; 1.00% Floor	12/06/2025	1,354	318	318
Eptam Plastics, Ltd.(2) (3)	Health Care Equipment & Supplies		L + 5.50%; 1.00% Floor	12/06/2025	2,708	(20)	(20)
Fenergo Finance 3 Limited(1) (2) (4)	Diversified Financial Services	8.31%	L + 6.25%; 1.00% Floor	09/05/2024	€25,300	28,983	28,166
Fenergo Finance 3 Limited(1) (2) (3) (4)	Diversified Financial Services		L + 6.25%; 1.00% Floor	09/05/2024	1,683	(23)	(13)
Fenergo Finance 3 Limited(1) (2) (3) (4)	Diversified Financial Services		L + 6.25%; 1.00% Floor	09/05/2024	€2,200	(35)	(19)
FWR Holding Corporation (dba First Watch Restaurants) (1)	Hotels, Restaurants & Leisure	7.29%	L + 5.50%; 1.00% Floor	08/21/2023	4,043	4,009	4,002
FWR Holding Corporation (dba First Watch Restaurants) (1)	Hotels, Restaurants & Leisure	7.29%	L + 5.50%; 1.00% Floor	08/21/2023	3,024	2,999	2,994
FWR Holding Corporation (dba First Watch Restaurants) (1) (3)	Hotels, Restaurants & Leisure		L + 5.50%; 1.00% Floor	08/21/2023	3,040	(25)	(30)
FWR Holding Corporation (dba First Watch Restaurants)(1)	Hotels, Restaurants & Leisure	7.29%	L + 5.50%; 1.00% Floor	08/21/2023	11,408	11,219	11,294
FWR Holding Corporation (dba First Watch Restaurants)(1)	Hotels, Restaurants & Leisure	7.29%	L + 5.50%; 1.00% Floor	08/21/2023	2,279	2,243	2,256
FWR Holding Corporation (dba First Watch Restaurants)(1)	Hotels, Restaurants & Leisure	7.29%	L + 5.50%; 1.00% Floor	08/21/2023	1,441	1,418	1,427
FWR Holding Corporation (dba First Watch Restaurants)(1) (3)	Hotels, Restaurants & Leisure	7.29%	L + 5.50%; 1.00% Floor	08/21/2023	1,506	1,256	1,265
Gastro Health Holdco, LLC(1) (2)	Health Care Providers & Services	7.45%	L + 5.50%; 1.00% Floor	09/04/2024	17,963	17,668	17,693
Gastro Health Holdco, LLC(1) (2)	Health Care Providers & Services	7.43%	L + 5.50%; 1.00% Floor	09/04/2024	7,171	7,050	7,063
Gastro Health Holdco, LLC(1) (2) (3)	Health Care Providers & Services	7.40%	L + 5.50%; 1.00% Floor	09/04/2024	6,933	5,769	5,757
Gastro Health Holdco, LLC(1) (2) (3)	Health Care Providers & Services		L + 5.50%; 1.00% Floor	09/04/2023	2,900	(43)	(44)
Gastro Health Holdco, LLC(1) (2) (3)	Health Care Providers & Services		L + 5.50%; 1.00% Floor	09/04/2024	7,200	(59)	(108)
GlobalTranz Enterprises, Inc.(2)	Road & Rail	6.79%	L + 5.00%	05/15/2026	11,444	11,230	10,414
GlobalTranz Enterprises, Inc.(2) (3)	Road & Rail		L + 5.00%	05/15/2026	2,968	—	(267)
Granicus, Inc.(2)	Software	6.69%	L + 4.75%; 1.00% Floor	09/07/2022	14,565	14,446	14,419
HS4 AcquisitionCo, Inc. (dba HotSchedules & Fourth)(1) (2)	Hotels, Restaurants & Leisure	8.71%	L + 6.75%; 1.00% Floor	07/09/2025	34,501	33,854	33,811
HS4 AcquisitionCo, Inc. (dba HotSchedules & Fourth)(1) (2) (3)	Hotels, Restaurants & Leisure	8.54%	L + 6.75%; 1.00% Floor	07/09/2025	2,805	369	365
Hygiena Borrower LLC	Life Sciences Tools & Services	5.94%	L + 4.00%; 1.00% Floor	08/26/2022	5,314	5,261	5,208
Hygiena Borrower LLC(3)	Life Sciences Tools & Services		L + 4.00%; 1.00% Floor	08/26/2022	550	(5)	(11)
Hygiena Borrower LLC(3)	Life Sciences Tools & Services		L + 4.00%; 1.00% Floor	08/26/2022	814	(4)	(16)
iCIMS, Inc.(1) (2)	Software	8.29%	L + 6.50%; 1.00% Floor	09/12/2024	42,594	41,893	41,849
iCIMS, Inc.(1) (2)	Software	8.29%	L + 6.50%; 1.00% Floor	09/12/2024	7,844	7,701	7,707

The accompanying notes are part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp.

Consolidated Schedule of Investments as of December 31, 2019 (continued)

(in thousands, except share and per share amounts)

Investment *	Industry	Interest Rate (+)	Reference Rate and Spread (+)	Maturity	Par Amount/ Shares (++)	Cost	Fair Value
iCIMS, Inc.(1) (2) (3)	Software		L + 6.50%; 1.00% Floor	09/12/2024	$2,662	$(42)	$(47)
Integral Ad Science, Inc.(1) (2)	Interactive Media & Services	9.05%	L + 7.25% (incl. 1.25% PIK); 1.00% Floor	07/19/2024	36,554	35,970	36,005
Integral Ad Science, Inc.(1) (2) (3)	Interactive Media & Services		L + 6.00%; 1.00% Floor	07/19/2023	2,586	(37)	(39)
Internet Truckstop Group, LLC (dba Truckstop)(1) (2)	Transportation Infrastructure	6.95%	L + 5.00%; 1.00% Floor	04/02/2025	32,377	31,651	31,892
Internet Truckstop Group, LLC (dba Truckstop)(1) (2) (3)	Transportation Infrastructure		L + 5.00%; 1.00% Floor	04/02/2025	2,600	(57)	(39)
Lithium Technologies, Inc.(1) (2)	Interactive Media & Services	10.04%	L + 8.00%; 1.00% Floor	10/03/2022	50,047	49,285	49,296
Lithium Technologies, Inc.(1) (2) (3)	Interactive Media & Services		L + 8.00%; 1.00% Floor	10/03/2022	3,448	(48)	(52)
Mailgun Technologies, Inc.(1) (2)	Interactive Media & Services	6.95%	L + 5.00%; 1.00% Floor	03/26/2025	23,170	22,749	22,765
Mailgun Technologies, Inc.(1) (2) (3)	Interactive Media & Services		L + 5.00%; 1.00% Floor	03/26/2025	1,448	—	(25)
Midwest Transport, Inc.(1) (2)	Road & Rail	9.06%	L + 7.00%; 1.00% Floor	10/02/2023	16,969	16,835	16,799
MMIT Holdings, LLC (dba Managed Markets Insight & Technology)(1) (2)	Health Care Technology	7.43%	L + 5.50%; 1.00% Floor	11/15/2024	29,732	29,211	29,212
MMIT Holdings, LLC (dba Managed Markets Insight & Technology)(1) (2) (3)	Health Care Technology	7.44%	L + 5.50%; 1.00% Floor	11/15/2024	4,525	1,193	1,188
Netvoyage Corporation (dba NetDocuments) (1) (2)	Software	9.55%	L + 7.75%; 1.00% Floor	03/22/2024	5,985	5,869	5,910
Netvoyage Corporation (dba NetDocuments)(1) (2)	Software	9.55%	L + 7.75%; 1.00% Floor	03/22/2024	7,937	7,831	7,838
Netvoyage Corporation (dba NetDocuments)(1) (2) (3)	Software		L + 7.75%; 1.00% Floor	03/24/2022	610	(5)	(8)
Pathway Vet Alliance LLC(1) (2)	Health Care Providers & Services	6.30%	L + 4.50%	12/20/2024	6,956	6,896	6,886
Pathway Vet Alliance LLC(1) (2)	Health Care Providers & Services	6.30%	L + 4.50%	12/20/2024	2,459	2,436	2,434
Picture Head Midco LLC(1) (2)	Entertainment	8.55%	L + 6.75%; 1.00% Floor	08/31/2023	27,467	27,014	27,055
PlanSource Holdings, Inc.(1) (2)	Health Care Technology	8.15%	L + 6.25%; 1.00% Floor	04/22/2025	33,940	33,324	33,261
PlanSource Holdings, Inc.(1) (2) (3)	Health Care Technology		L + 6.25%; 1.00% Floor	04/22/2025	4,681	(83)	(94)
Power Stop, LLC(2)	Auto Components	6.44%	L + 4.50%	10/19/2025	10,791	10,768	10,683
Premier Imaging, LLC (dba Lucid Health)(2)	Health Care Providers & Services	7.49%	L + 5.75%; 1.00% Floor	01/02/2025	17,257	17,001	16,998
PT Intermediate Holdings III, LLC (dba Parts Town)(2)	Trading Companies & Distributors	7.44%	L + 5.50%; 1.00% Floor	10/15/2025	17,320	17,235	17,233
Riverpoint Medical, LLC(1) (2)	Health Care Equipment & Supplies	6.97%	L + 5.00%; 1.00% Floor	06/21/2025	13,406	13,343	13,272
Riverpoint Medical, LLC(1) (2) (3)	Health Care Equipment & Supplies		L + 5.00%; 1.00% Floor	06/21/2025	2,450	(11)	(25)
Selectquote, Inc.(2)	Insurance	7.70%	L + 6.00%; 1.00% Floor	11/05/2024	15,800	15,492	15,484
SF Home Décor, LLC (dba SureFit Home Décor)(1) (2)	Household Products	11.70%	L + 9.75%; 1.00% Floor	07/13/2022	23,963	23,436	23,064
Shopatron, LLC (dba Kibo)(1) (2)	Internet & Direct Marketing Retail	9.95%	L + 8.00%; 1.00% Floor	12/18/2020	8,947	8,795	8,812
Shopatron, LLC (dba Kibo)(1) (2) (8)	Internet & Direct Marketing Retail	9.95%	L + 8.00%; 1.00% Floor	12/18/2020	2,757	2,729	2,716
SPay, Inc. (dba Stack Sports)(1) (2)	Interactive Media & Services	7.55%	L + 5.75%; 1.00% Floor	06/17/2024	14,745	14,515	14,266
SPay, Inc. (dba Stack Sports)(1) (2) (3)	Interactive Media & Services	7.52%	L + 5.75%; 1.00% Floor	06/17/2024	1,630	1,062	1,034
SPay, Inc. (dba Stack Sports)(1) (2)	Interactive Media & Services	7.76%	L + 5.75%; 1.00% Floor	06/17/2024	543	539	526
The Center for Orthopedic and Research Excellence, Inc. (dba HOPCo)(1) (2)	Health Care Providers & Services	7.31%	L + 5.25%; 1.00% Floor	08/15/2025	19,578	19,300	19,236
The Center for Orthopedic and Research Excellence, Inc. (dba HOPCo)(1) (2) (3)	Health Care Providers & Services	7.31%	L + 5.25%; 1.00% Floor	08/15/2025	2,707	97	88
The Center for Orthopedic and Research Excellence, Inc. (dba HOPCo)(1) (2) (3)	Health Care Providers & Services		L + 5.25%; 1.00% Floor	08/15/2025	6,768	(54)	(118)
Viant Medical Holdings, Inc.(2)	Health Care Equipment & Supplies	8.16%	L + 6.25%; 1.00% Floor	07/02/2025	19,117	18,798	18,926
VRC Companies, LLC (dba Vital Records Control)(1)	Commercial Services & Supplies	8.30%	L + 6.50%; 1.00% Floor	03/31/2023	10,000	9,925	9,925
VRC Companies, LLC (dba Vital Records Control)(1) (3)	Commercial Services & Supplies	8.60%	L + 6.50%; 1.00% Floor	03/31/2022	249	136	136
WebPT, Inc.(1) (2)	Health Care Technology	8.66%	L + 6.75%; 1.00% Floor	08/28/2024	14,933	14,651	14,635
WebPT, Inc.(1) (2) (3)	Health Care Technology		L + 6.75%; 1.00% Floor	08/28/2024	1,556	(29)	(31)
WebPT, Inc.(1) (2) (3)	Health Care Technology		L + 6.75%; 1.00% Floor	08/28/2024	1,867	(17)	(37)

The accompanying notes are part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp.

Consolidated Schedule of Investments as of December 31, 2019 (continued)

(in thousands, except share and per share amounts)

Investment *	Industry	Interest Rate (+)	Reference Rate and Spread (+)	Maturity	Par Amount/ Shares (++)	Cost	Fair Value
Wine.com, LLC(1) (2)	Beverages	8.93%	L + 7.00%; 1.00% Floor	11/14/2024	$9,000	$8,847	$8,820
Wolfpack IP Co. (dba Lone Wolf Technologies)(1) (2) (4)	Real Estate Management & Development	8.29%	L + 6.50%; 1.00% Floor	06/13/2025	47,220	46,344	46,275
Wolfpack IP Co. (dba Lone Wolf Technologies)(1) (2) (3) (4)	Real Estate Management & Development		L + 6.50%; 1.00% Floor	06/13/2025	4,722	(86)	(94)
WorkForce Software, LLC(1) (2)	Software	8.41%	L + 6.50%; 1.00% Floor	07/31/2025	12,732	12,491	12,477
WorkForce Software, LLC(1) (2) (3)	Software		L + 6.50%; 1.00% Floor	07/31/2025	1,123	(21)	(23)
Wrike, Inc.(1) (2)	Professional Services	8.55%	L + 6.75%; 1.00% Floor	12/31/2024	32,260	31,670	31,615
Wrike, Inc.(1) (2) (3)	Professional Services		L + 6.75%; 1.00% Floor	12/31/2024	2,300	(38)	(46)
Xactly Corporation(1) (2)	IT Services	9.05%	L + 7.25%; 1.00% Floor	07/29/2022	34,852	34,415	34,416
Xactly Corporation(1) (2) (3)	IT Services		L + 7.25%; 1.00% Floor	07/29/2022	2,177	(23)	(27)
Yasso, Inc.(1) (2)	Food Products	9.55%	L + 7.75%; 1.00% Floor	03/23/2022	7,411	7,336	7,170

Total 1st Lien/Senior Secured Debt						1,272,044	1,266,486
1st Lien/Last-Out Unitranche (5) – 10.67%
Doxim, Inc.(1) (2)	Diversified Financial Services	7.94%	L + 6.00%; 1.00% Floor	02/28/2024	27,300	26,636	26,618
Doxim, Inc.(1) (2)	Diversified Financial Services	7.90%	L + 6.00%; 1.00% Floor	02/28/2024	22,376	21,846	21,816
RugsUSA, LLC(1) (2)	Household Products	8.45%	L + 6.50%; 1.00% Floor	04/30/2023	8,330	8,271	8,268
Smarsh, Inc.(1) (2)	Interactive Media & Services	9.68%	L + 7.88%; 1.00% Floor	03/31/2021	44,429	44,076	44,095

Total 1st Lien/Last-Out Unitranche						100,829	100,797
2nd Lien/Senior Secured Debt - 31.14%
American Dental Partners, Inc.(1) (2)	Health Care Providers & Services	10.44%	L + 8.50%; 1.00% Floor	09/25/2023	5,333	5,246	5,239
Chase Industries, Inc. (dba Senneca Holdings)(1) (2)	Building Products	11.55%	L + 9.50% (incl. 1.50% PIK); 1.00% Floor	05/11/2026	24,300	23,676	22,781
DiscoverOrg, LLC(2)	Software	10.19%	L + 8.50%	02/01/2027	14,600	14,397	14,600
ERC Finance, LLC (dba Eating Recovery Center)(1) (2)	Health Care Providers & Services	10.02%	L + 8.22%; 1.00% Floor	09/22/2025	25,400	24,948	24,955
Genesis Acquisition Co. (dba ProCare Software)(1) (2)	Diversified Financial Services	9.60%	L + 7.50%	07/31/2025	10,000	9,788	9,750
Genesis Acquisition Co. (dba ProCare Software)(1) (2) (3)	Diversified Financial Services		L + 7.50%	07/31/2025	2,500	(25)	(63)
Hygiena Borrower LLC(1)	Life Sciences Tools & Services	9.69%	L + 7.75%; 1.00% Floor	08/26/2023	2,650	2,610	2,604
Hygiena Borrower LLC(1) (3)	Life Sciences Tools & Services	9.69%	L + 7.75%; 1.00% Floor	08/26/2023	970	131	122
ICP Industrial, Inc.(1) (2)	Chemicals	10.04%	L + 8.25%; 1.00% Floor	05/03/2024	28,900	28,369	28,322
Intelligent Medical Objects, Inc.(1) (2)	Health Care Technology	10.81%	L + 8.50%; 1.00% Floor	12/22/2024	21,900	21,461	21,462
Market Track, LLC(1) (2)	Media	9.68%	L + 7.75%; 1.00% Floor	06/05/2025	20,000	19,545	19,250
National Spine and Pain Centers, LLC(1) (2)	Health Care Providers & Services	10.05%	L + 8.25%; 1.00% Floor	12/02/2024	17,400	17,015	16,748
Odyssey Logistics & Technology Corporation(2)	Road & Rail	9.80%	L + 8.00%; 1.00% Floor	10/12/2025	26,626	26,141	25,694
SMB Shipping Logistics, LLC (dba Worldwide Express)(1) (2)	Air Freight & Logistics	9.90%	L + 8.00%; 1.00% Floor	02/03/2025	25,000	24,664	24,563
Spectrum Plastics Group, Inc.(2)	Containers & Packaging	8.80%	L + 7.00%; 1.00% Floor	01/31/2026	6,278	6,252	4,949
USRP Holdings, Inc. (dba U.S. Retirement Partners)(1) (2)	Insurance	10.68%	L + 8.75%; 1.00% Floor	09/29/2025	9,700	9,599	9,603
USRP Holdings, Inc. (dba U.S. Retirement Partners)(1) (2) (3)	Insurance	10.72%	L + 8.75%; 1.00% Floor	09/29/2025	2,400	1,560	1,560
Xcellence, Inc. (dba Xact Data Discovery)(1) (2)	IT Services	10.70%	L + 8.75%; 1.00% Floor	06/22/2024	26,100	25,568	25,708
YI, LLC (dba Young Innovations)(1) (2)	Health Care Equipment & Supplies	9.69%	L + 7.75%; 1.00% Floor	11/07/2025	21,608	21,088	21,068
Zep Inc.(2)	Chemicals	10.19%	L + 8.25%; 1.00% Floor	08/11/2025	30,500	29,900	15,250

Total 2nd Lien/Senior Secured Debt						311,933	294,165

The accompanying notes are part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp.

Consolidated Schedule of Investments as of December 31, 2019 (continued)

(in thousands, except share and per share amounts)

Investment *	Industry	Interest Rate	Par Amount/ Shares (++)	Cost	Fair Value
Preferred Stock* – 1.07%
Accuity Delivery Systems, LLC^ (1) (2) (6) (7)	Health Care Providers & Services		$136,589	$4,500	$7,200
Wine.com, LLC(1) (2) (6) (7)	Beverages		314,154	2,700	2,937

Total Preferred Stock				7,200	10,137
Common Stock* – 1.22%
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates) – Class B^^^ (1) (2) (7)	Health Care Providers & Services		11,719	1,580	2,239
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates) – Performance Units^^^ (1) (2) (4) (6) (7)	Health Care Providers & Services		11,060	220	643
Country Fresh Holding Company Inc.(1) (2) (6) (7)	Food Products		843	1,053	731
Elah Holdings, Inc.^ (1) (2) (6) (7)	Capital Markets		65,436	3,163	3,163
National Spine and Pain Centers, LLC(1) (2) (6) (7)	Health Care Providers & Services		500	500	100
Wrike, Inc.(1) (2) (6) (7)	Professional Services		4,949,520	3,075	4,266
Yasso, Inc.(1) (2) (6) (7)	Food Products		790	790	433

Total Common Stock				10,381	11,575
TOTAL INVESTMENTS – 178.15%				$1,702,387	$1,683,160

LIABILITIES IN EXCESS OF OTHER ASSETS – (78.15%)					$(738,371)

NET ASSETS – 100.00%					$944,789

*	Assets are pledged as collateral for the Truist Revolving Credit Facility. See Note 6 “Debt”.
#	Percentages are based on net assets.
(+)

Represents the actual interest rate for partially or fully funded debt in effect as of the reporting date. Variable rate loans bear interest at a rate that may be determined by reference to either LIBOR (“L”) or alternate base rate (commonly based on the Prime Rate (“P”)), at the borrower’s option, which reset periodically based on the terms of the credit agreement. L loans are typically indexed to 12 month, 6 month, 3 month, 2 month, 1 month or 1 week L rates. As of December 31, 2019, rates for the 12 month, 6 month, 3 month, 2 month, 1 month and 1 week L are 2.00%, 1.91%, 1.91%, 1.83%, 1.76% and 1.63%. As of December 31, 2019, P was 4.75%. For investments with multiple reference rates or alternate base rates, the interest rate shown is the weighted average interest rate in effect at December 31, 2019.

(++)

The total par amount is presented for debt investments, while the number of shares or units owned is presented for equity investments. Par amount is denominated in U.S. Dollars (“$”) unless otherwise noted, Euro (“€”).

^

As defined in the Investment Company Act of 1940, the portfolio company is deemed to be an “affiliated person” of the Company because the Company owns, either directly or indirectly, 5% or more of the portfolio company’s outstanding voting securities. See Note 3 “Significant Agreements and Related Party Transactions”.

^^^	The portfolio company is otherwise deemed to be an “affiliated person” of the Company under the Investment Company Act of 1940. See Note 3 “Significant Agreements and Related Party Transactions”.
(1)	The fair value of the investment was determined using significant unobservable inputs. See Note 5 “Fair Value Measurement”.
(2)

Represent co-investments made with certain funds managed by the Investment Adviser in accordance with the terms of the exemptive relief that the Company received from the U.S. Securities and Exchange Commission. See Note 3 “Significant Agreements and Related Party Transactions”.

(3)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. The negative cost, if applicable, is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value, if applicable, is the result of the capitalized discount on the loan. See Note 8 “Commitments and Contingencies”.

(4)

The investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of December 31, 2019 the aggregate fair value of these securities is $74,958 or 4.39% of the Company’s total assets.

(5)

In exchange for the greater risk of loss, the “last-out” portion of the Company’s unitranche loan investment generally earns a higher interest rate than the “first-out” portions. The “first-out” portion of the loan would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last-out” portion that the Company would continue to hold.

(6)	Non-income producing security.

The accompanying notes are part of these unaudited consolidated financial statements.

Goldman Sachs Middle Market Lending Corp.

Consolidated Schedule of Investments as of December 31, 2019 (continued)

(in thousands, except share and per share amounts)

(7)

Securities exempt from registration under the Securities Act of 1933 (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of December 31, 2019, the aggregate fair value of these securities is $21,712 or 2.30% of the Company’s net assets. The acquisition dates of the restricted securities are as follows:

Investment	Acquisition Date
Accuity Delivery Systems, LLC – Preferred Stock	06/13/2018
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates) – Class B – Common Stock	03/30/2018
Collaborative Imaging Holdco, LLC (dba Texas Radiology Associates) – Performance Units – Common Stock	03/30/2018
Country Fresh Holding Company Inc. – Common Stock	04/29/2019
Elah Holdings, Inc. – Common Stock	05/09/2018
National Spine and Pain Centers, LLC – Common Stock	06/02/2017
Wine.com, LLC – Preferred Stock	11/14/2018
Wrike, Inc. – Common Stock	12/31/2018
Yasso, Inc. – Common Stock	03/23/2017

(8)	The investment includes an exit fee that is receivable upon repayment of the loan. See Note 2 “Significant Accounting Policies”.

PIK – Payment-In-Kind

ADDITIONAL INFORMATION

Foreign currency forward contracts

Counterparty	Currency Purchased	Currency Sold	Settlement	Unrealized Appreciation (Depreciation)
Bank of America, N.A.	USD 221	EUR 200	01/06/2020	$(3)
Bank of America, N.A.	USD 540	EUR 446	01/06/2020	39
Bank of America, N.A.	USD 337	EUR 303	04/06/2020	(6)
Bank of America, N.A.	USD 547	EUR 448	04/06/2020	41
Bank of America, N.A.	USD 321	EUR 288	07/06/2020	(6)
Bank of America, N.A.	USD 549	EUR 446	07/06/2020	43
Bank of America, N.A.	USD 729	EUR 650	10/05/2020	(13)
Bank of America, N.A.	USD 716	EUR 635	01/05/2021	(13)
Bank of America, N.A.	USD 702	EUR 620	04/06/2021	(14)
Bank of America, N.A.	USD 701	EUR 617	07/06/2021	(14)
Bank of America, N.A.	USD 400	EUR 350	10/05/2021	(8)

				$46

Currency Abbreviations:

EUR – Euro

USD – U.S. Dollar

The accompanying notes are part of these unaudited consolidated financial statements.

1.	ORGANIZATION

Goldman Sachs Middle Market Lending LLC (“MMLC LLC”) was formed on June 13, 2016. Effective January 30, 2017, MMLC LLC converted from a Delaware limited liability company to a Delaware corporation named Goldman Sachs Middle Market Lending Corp. (the “Company”), which, by operation of law, is deemed for purposes of Delaware law the same entity as MMLC LLC. The Company commenced operations on January 11, 2017. On January 30, 2017, the Company’s initial investors (other than the Initial Member (as defined below)) funded the initial portion of their capital commitment to purchase shares of common stock, at which time the Initial Member’s initial capital contribution to MMLC LLC was canceled. The Company has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In addition, the Company has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its taxable year ended December 31, 2017.

The Company’s investment objective is to generate current income and, to a lesser extent, capital appreciation. The Company will seek to achieve this objective, primarily through direct originations of secured debt, including first lien debt, unitranche loans, including last out portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments.

Goldman Sachs Asset Management, L.P. (“GSAM”), a Delaware limited partnership and an affiliate of Goldman Sachs & Co. LLC (including its predecessors, “GS & Co.”), is the investment adviser (the “Investment Adviser”) of the Company. The term “Goldman Sachs” refers to The Goldman Sachs Group, Inc. (“Group Inc.”), together with GS & Co., GSAM and its other subsidiaries.

From December 29, 2016 through September 29, 2017 (the “Final Closing Date”) the Company conducted an offering pursuant to which investors made capital commitments (each, a “Commitment”) to purchase shares of the Company’s common stock pursuant to subscription agreements (“Subscription Agreements”) entered into with the Company pursuant to which each investor agreed to purchase common stock for an aggregate purchase price equal to its Commitment. Each investor is required to purchase shares of the Company’s common stock each time the Company delivers a drawdown notice at least five business days prior to the required funding date (the “Initial Drawdown Date”). The offering and sale of common stock is exempt from registration pursuant to Regulation D and Regulation S promulgated under the U.S. Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering and for offers and sale of securities outside of the United States.

GS & Co. and Goldman Sachs International assisted the Company in conducting its private placement offering pursuant to agreements between the Company and each of GS & Co. and Goldman Sachs International.

The investment period commenced on December 29, 2016 (the “Initial Closing Date”). On August 8, 2019, our board of directors (the “Board of Directors”) extended the investment period for one additional six-month period from September 29, 2019 to March 29, 2020 (the “Investment Period”). The Investment Period expired on March 29, 2020. Following the end of the Investment Period, the Company has the right to issue drawdowns only (i) to pay, and/or establish reserves for, actual or anticipated Company expenses, liabilities, including the payment or repayment of indebtedness for borrowed money (including through the issuance of notes and other evidence of indebtedness), other indebtedness, financings or extensions of credit, or other obligations, contingent or otherwise, including the Management Fee (as defined below), whether incurred before or after the end of the investment period, (ii) to fulfill investment commitments made or approved by the investment committee of GSAM’s Private Credit Group (the “Investment Committee”) prior to the expiration of the Investment Period, (iii) to engage in hedging transactions or (iv) to make additional investments in existing portfolio companies (including transactions to hedge interest rate or currency risks related to such additional investment). Subject to the requirements of Subchapter M of the Code and the terms of any indebtedness, proceeds realized by the Company prior to the sixth anniversary of the Final Closing Date from the sale or repayment of any investment (as opposed to investment income) up to the cost of any such investment, may be retained and reinvested by the Company.

The Company will continue to operate as a private BDC reporting company, until the earlier of the following events, each referred to as an “Exit Event”: (i) any listing of the Company’s shares of common stock on a national securities exchange (a “listing”), including in connection with an initial public offering (“IPO”), (ii) merger with another entity, including an affiliated company, subject to any limitations under the Investment Company Act or (iii) the sale of all or substantially all of the assets of the Company. If the Company has not consummated an Exit Event by the sixth anniversary of the Final Closing Date, the Board of Directors (to the extent consistent with its fiduciary duties and subject to any necessary stockholder approvals and applicable requirements of the Investment Company Act and the Code) will meet to consider the Company’s potential wind down and/or liquidation and dissolution.

The Company has formed wholly owned subsidiaries, which are structured as Delaware limited liability companies, to hold certain equity or equity-like investments in portfolio companies.

The Merger with Goldman Sachs BDC, Inc.

On October 12, 2020, the Company completed its previously announced merger with Goldman Sachs BDC, Inc. (“GS BDC”) pursuant to the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 11, 2020. In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company’s common stock was converted into the right to receive, for each share of the Company’s common stock, that number of shares of GS BDC’s common stock, par value $0.001 per share (“GS BDC Common Stock”), with a net asset value (“NAV”) equal to the NAV per share of the Company’s common stock, in each case calculated as of October 9, 2020. As a result of the Merger, GS BDC issued an aggregate of 61,037,311 shares of GS BDC Common Stock to the Company’s former stockholders. For further information, see Note 12 “Subsequent Events.”

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s functional currency is U.S. dollars (“USD”) and these consolidated financial statements have been prepared in that currency. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to Regulation S-X. This requires the Company to make certain estimates and assumptions that may affect the amounts reported in the consolidated financial statements and accompanying notes. These consolidated financial statements reflect normal and recurring adjustments that in the opinion of the Company are necessary for the fair statement of the results for the periods presented. Actual results may differ from the estimates and assumptions included in the consolidated financial statements.

Certain financial information that is included in annual consolidated financial statements, including certain financial statement disclosures, prepared in accordance with GAAP, is not required for interim reporting purposes and has been condensed or omitted herein. These consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes related thereto for the year ended December 31, 2019, included in the Company’s annual report on Form 10-K, which was filed with the SEC on February 27, 2020. The results for the three and nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the full fiscal year, any other interim period or any future year or period.

Certain prior period information has been reclassified to conform with the current presentation. The reclassification has no effect on the Company’s consolidated financial position or the consolidated results of operations as previously reported.

As an investment company, the Company applies the accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies (“ASC 946”) issued by the Financial Accounting Standards Board (“FASB”).

Basis of Consolidation

As provided under ASC 946, the Company will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. Accordingly, the Company consolidated the financial position and results of operations of its wholly owned subsidiaries, MMLC Blocker I, LLC (formerly known as My-On MMLC Blocker, LLC), MMLC Blocker II, LLC, MMLC Wine I, LLC, and MMLC Blocker III LLC. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition

The Company records its investment transactions on a trade date basis, which is the date when the Company assumes the risks for gains and losses related to that investment. Realized gains and losses are based on the specific identification method.

Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis. Discounts and premiums to par value on investments purchased are accreted and amortized, into interest income over the life of the respective investment using the effective interest method. Loan origination fees, original issue discount (“OID”) and market discounts or premiums are capitalized and amortized into interest income using the effective interest method or straight-line method, as applicable. Exit fees that are receivable upon repayment of a loan or debt security are amortized into interest income over the life of the respective investment. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income, for which the Company has earned the following:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Prepayment premiums	$661	$—	$807	$1,213
Accelerated amortization of upfront loan origination fees and unamortized discounts	$247	$520	$1,136	$1,747

Fees received from portfolio companies (directors’ fees, consulting fees, administrative fees, tax advisory fees and other similar compensation) are paid to the Company, unless, to the extent required by applicable law or exemptive relief, if any, therefrom, the Company only receives its allocable portion of such fees when invested in the same portfolio company as another account managed by the Investment Adviser.

Dividend income on preferred equity investments is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity investments is recorded on the record date for private portfolio companies and on the ex-dividend date for publicly traded portfolio companies. Interest and dividend income are presented net of withholding tax, if any.

Certain investments may have contractual payment-in-kind (“PIK”) interest or dividends. PIK represents accrued interest or accumulated dividends that are added to the principal amount or shares (if equity) of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or upon the investment being called by the issuer. PIK is recorded as interest or dividend income, as applicable. If at any point the Company believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through interest or dividend income.

Certain structuring fees, amendment fees, syndication fees and commitment fees are recorded as other income when earned. Administrative agent fees received by the Company are recorded as other income when the services are rendered over time.

Non-Accrual Investments

Investments are placed on non-accrual status when it is probable that principal, interest or dividends will not be collected according to contractual terms. Accrued interest or dividends generally are reversed when an investment is placed on non-accrual status. Interest or dividend payments received on non-accrual investments may be recognized as income or applied to principal depending upon management’s judgment. Non-accrual investments are restored to accrual status when past due principal and interest or dividends are paid and, in management’s judgment, principal and interest or dividend payments are likely to remain current. The Company may make exceptions to this treatment if an investment has sufficient collateral value and is in the process of collection. As of September 30, 2020, the Company had certain investments held in one portfolio company on non-accrual status, which represented 0.7% and 0.0% of the total investments (excluding an investment in a money market fund managed by an affiliate of Group Inc.) at amortized cost and at fair value, respectively. As of December 31, 2019, the Company did not have any investments on non-accrual status.

Investments

The Company carries its investments in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), issued by the FASB, which defines fair value, establishes a framework for measuring fair value and requires disclosures about fair value measurements. Fair value is generally based on quoted market prices provided by independent pricing services, broker or dealer quotations or alternative price sources. In the absence of quoted market prices, broker or dealer quotations or alternative price sources, investments are measured at fair value as determined by the Board of Directors within the meaning of the Investment Company Act.

Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material. See Note 5 “Fair Value Measurement”.

The Company generally invests in illiquid securities, including debt and equity investments, of middle-market companies. The Board of Directors has delegated to the Investment Adviser day-to-day responsibility for implementing and maintaining internal controls and procedures related to the valuation of the Company’s portfolio investments. Under valuation procedures adopted by the Board of Directors, market quotations are generally used to assess the value of the investments for which market quotations are readily available. The Investment Adviser obtains these market quotations from independent pricing services or at the bid prices obtained from at least two brokers or dealers, if available; otherwise from a principal market maker or a primary market dealer. To assess the continuing appropriateness of pricing sources and methodologies, the Investment Adviser regularly performs price verification procedures and issues challenges as necessary to independent pricing services or brokers, and any differences are reviewed in accordance with the valuation procedures. If the Board of Directors or Investment Adviser has a bona fide reason to believe any such market quotation does not reflect the fair value of an investment, it may independently value such investment in accordance with valuation procedures for investments for which market quotations are not readily available.

With respect to investments for which market quotations are not readily available, or for which market quotations are deemed not reflective of the fair value, the valuation procedures adopted by the Board of Directors contemplate a multi-step valuation process each quarter, as described below:

(1)

The quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of the Investment Adviser responsible for the portfolio investment;

(2)

The Board of Directors also engages independent valuation firms (the “Independent Valuation Advisors”) to provide independent valuations of the investments for which market quotations are not readily available, or are readily available but deemed not reflective of the fair value of an investment. The Independent Valuation Advisors independently value such investments using quantitative and qualitative information provided by the investment professionals of the Investment Adviser and the portfolio companies as well as any market quotations obtained from independent pricing services, brokers, dealers or market dealers. The Independent Valuation Advisors also provide analyses to support their valuation methodology and calculations. The Independent Valuation Advisors provide an opinion on a final range of values on such investments to the Board of Directors or the Audit Committee. The Independent Valuation Advisors define fair value in accordance with ASC 820 and utilize valuation approaches including the market approach, the income approach or both. A portion of the portfolio is reviewed on a quarterly basis, and all investments in the portfolio for which market quotations are not readily available, or are readily available, but deemed not reflective of the fair value of an investment, are reviewed at least annually by an Independent Valuation Advisor;

(3)

The Independent Valuation Advisors’ preliminary valuations are reviewed by the Investment Adviser and the Valuation Oversight Group (“VOG”), a team that is part of the Controllers Department within the Finance Division of Goldman Sachs. The Independent Valuation Advisors’ valuation ranges are compared to the Investment Adviser’s valuations to ensure the Investment Adviser’s valuations are reasonable. VOG presents the valuations to the Private Investment Valuation and Side Pocket Working Group of the Investment Management Division Valuation Committee, which is comprised of representatives from GSAM who are independent of the investment decision making process;

(4)	The Investment Management Division Valuation Committee ratifies fair valuations and makes recommendations to the Audit Committee of the Board of Directors;

(5)

The Audit Committee of the Board of Directors reviews valuation information provided by the Investment Management Division Valuation Committee, the Investment Adviser and the Independent Valuation Advisors. The Audit Committee then assesses such valuation recommendations; and

(6)

The Board of Directors discusses the valuations and, within the meaning of the Investment Company Act, determines the fair value of the investments in good faith, based on the inputs of the Investment Adviser, the Independent Valuation Advisors and the Audit Committee.

Money Market Funds

Investments in money market funds are valued at net asset value (“NAV”) per share. See Note 3 “Significant Agreements and Related Party Transactions.”

Cash

Cash consists of deposits held at a custodian bank. As of September 30, 2020 and December 31, 2019, the Company held an aggregate cash balance of $16,911 and $13,393. Foreign currency of $1,388 and $1,299(acquisition cost of $1,353 and $1,286) is included in cash as of September 30, 2020 and December 31, 2019.

Foreign Currency Translation

Amounts denominated in foreign currencies are translated into USD on the following basis: (i) investments and other assets and liabilities denominated in foreign currencies are translated into USD based upon currency exchange rates effective on the last business day of the period; and (ii) purchases and sales of investments, borrowings and repayments of such borrowings, income, and expenses denominated in foreign currencies are translated into USD based upon currency exchange rates prevailing on the transaction dates.

The Company does not isolate the portion of the results of operations resulting from changes in foreign exchange rates on investments from fluctuations arising from changes in market prices of securities held. Such fluctuations are included within the net realized and unrealized gains or losses on investments. Fluctuations arising from the translation of non-investment assets and liabilities are included with the net change in unrealized gains (losses) on foreign currency translations on the Consolidated Statements of Operations.

Foreign security and currency translations may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. government securities. These risks include, but are not limited to, currency fluctuations and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices more volatile than those of comparable U.S. companies or U.S. government securities.

Derivatives

The Company may enter into foreign currency forward contracts to reduce the Company’s exposure to foreign currency exchange rate fluctuations in the value of foreign currencies. In a foreign currency forward contract, the Company agrees to receive or deliver a fixed quantity of one currency for another, at a pre-determined price at a future date. Forward foreign currency contracts are marked-to-market at the applicable forward rate. Unrealized appreciation (depreciation) on foreign currency forward contracts are recorded on the Consolidated Statements of Assets and Liabilities by counterparty on a net basis, not taking into account collateral posted which is recorded separately, if applicable. Notional amounts of foreign currency forward contract assets and liabilities are presented separately on the Consolidated Schedules of Investments. Purchases and settlements of foreign currency forward contracts having the same settlement date and counterparty are generally settled net and any realized gains or losses are recognized on the settlement date.

The Company does not utilize hedge accounting and as such, the Company recognizes its derivatives at fair value with changes in the net unrealized appreciation (depreciation) on foreign currency forward contracts recorded on the Consolidated Statements of Operations.

Income Taxes

The Company recognizes tax positions in its consolidated financial statements only when it is more likely than not that the position will be sustained upon examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized upon settlement. The Company reports any interest expense related to income tax matters in income tax expense, and any income tax penalties under expenses in the Consolidated Statements of Operations.

The Company’s tax positions have been reviewed based on applicable statutes of limitation for tax assessments, which may vary by jurisdiction, and based on such review, the Company has concluded that no additional provision for income tax is required in the consolidated financial statements. The Company is subject to potential examination by certain taxing authorities in various jurisdictions. The Company’s tax positions are subject to ongoing interpretation of laws and regulations by taxing authorities.

The Company has elected to be treated as a RIC commencing with its taxable year ended December 31, 2017. So long as the Company maintains its status as a RIC, it will generally not be required to pay corporate-level U.S. federal income tax on any ordinary income or capital gains that it distributes at least annually to its stockholders as dividends. As a result, any U.S. federal income tax liability related to income earned and distributed by the Company represents obligations of the Company’s stockholders and will not be reflected in the consolidated financial statements of the Company.

To maintain its tax treatment as a RIC, the Company must meet specified source-of-income and asset diversification requirements and timely distribute to its stockholders for each taxable year at least 90% of its investment company taxable income (generally, its net ordinary income plus the excess of its realized net short-term capital gains over realized net long-term capital losses, determined without regard to the dividends paid deduction). In order for the Company not to be subject to U.S. federal excise taxes, it must distribute annually an amount at least equal to the sum of (i) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (iii) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. The Company, at its discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. federal excise tax on this income. If the Company chooses to do so, this generally would increase expenses and reduce the amount available to be distributed to stockholders. The Company will accrue excise tax on estimated undistributed taxable income as required.

Certain of the Company’s consolidated subsidiaries are subject to U.S. federal and state corporate level income taxes. Income tax expense, if any, is included under the income category for which it applies in the Consolidated Statements of Operations.

Distributions

Distributions from net investment income and net realized capital gains are determined in accordance with U.S. federal income tax regulations, which may differ from those amounts determined in accordance with GAAP. The Company may pay distributions in excess of its taxable net investment income. This excess would be a tax-free return of capital in the period and reduce a stockholder’s tax basis in its shares. These book/tax differences are either temporary or permanent in nature. To the extent these differences are permanent they are charged or credited to paid-in capital in excess of par or distributable earnings, as appropriate, in the period that the differences arise. Temporary and permanent differences are primarily attributable to differences in the tax treatment of certain loans and the tax characterization of income and non-deductible expenses. These differences are generally determined in conjunction with the preparation of the Company’s annual RIC tax return. Distributions to common stockholders are recorded on the ex-dividend date. The amount to be paid out as a distribution is determined by the Board of Directors each quarter and is generally based upon the earnings estimated by the Investment Adviser. The Company may pay distributions to its stockholders in a year in excess of its net ordinary income and capital gains for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes. The Company intends to timely distribute to its stockholders substantially all of its annual taxable income for each year, except that the Company may retain certain net capital gains for reinvestment and may carry forward taxable income for distribution in the following year and pay any applicable tax. The specific tax characteristics of the Company’s distributions will be reported to stockholders after the end of the calendar year. All distributions will be subject to available funds, and no assurance can be given that the Company will be able to declare such distributions in future periods.

Deferred Financing Costs

Deferred financing costs consist of fees and expenses paid in connection with the closing of and amendments to the revolving credit facility between the Company and Truist Bank (formerly known as SunTrust Bank) (the “Truist Revolving Credit Facility”). These costs are amortized using the straight-line method over the term of the Truist Revolving Credit Facility. Deferred financing costs related to the Truist Revolving Credit Facility are presented separately as an asset on the Company’s Consolidated Statements of Assets and Liabilities.

New Accounting Pronouncements

In March 2020, the FASB issued Accounting Standard Update (“ASU”) No. 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” This ASU provides optional exceptions for applying GAAP to contract modifications, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. The Company adopted this ASU in June 2020 and this adoption did not have a material impact on the Company’s consolidated financial statements.

3.	SIGNIFICANT AGREEMENTS AND RELATED PARTY TRANSACTIONS

Investment Management Agreement

The Company entered into an investment management agreement effective as of January 13, 2017 (the “Investment Management Agreement”) with the Investment Adviser, pursuant to which the Investment Adviser manages the Company’s investment program and related activities.

Management Fee

The Company pays the Investment Adviser a management fee (the “Management Fee”), payable quarterly in arrears, equal to 0.375% (i.e., an annual rate of 1.50%) of the average NAV of the Company (including un-invested cash and cash equivalents) at the end of the then-current quarter and the prior calendar quarter (and, in the case of the Company’s first quarter, the NAV as of such quarter-end). The Management Fee for any partial quarter will be appropriately prorated. Following the occurrence (if any) of a listing, average gross assets (excluding cash or cash equivalents but including assets purchased with borrowed amounts) at the end of the then-current quarter and the prior calendar quarter (and, in the case of the Company’s first quarter-end following such event, the Company’s gross assets as of such quarter-end) will be used instead of average NAV to calculate the Management Fee.

For the three and nine months ended September 30, 2020, Management Fees amounted to $3,714 and $10,739. As of September 30, 2020, $3,714 remained payable. For the three and nine months ended September 30, 2019, Management Fees amounted to $3,489 and $10,145.

Incentive Fee

Pursuant to the Investment Management Agreement, the Company pays to the Investment Adviser an incentive fee (the “Incentive Fee”) as follows:

The Incentive Fee will consist of two components that are determined independently of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee will be based on the Company’s income and a portion will be based on the Company’s capital gains, each as described below.

i. Quarterly Incentive Fee Based on Income

For the portion of the Incentive Fee based on income, the Company’s Investment Adviser is entitled to receive the Incentive Fee based on income from the Company if the Company’s Ordinary Income (as defined below) exceeds a quarterly “hurdle rate” (as defined below) of 1.75%. For this purpose, the hurdle is computed by reference to the Company’s NAV and does not take into account changes in the market price of the Company’s common stock (if any). The Incentive Fee based on income will be determined and paid quarterly in arrears at the end of each calendar quarter by reference to the Company’s aggregate net investment income, as adjusted as described below, from the calendar quarter then ending and the eleven preceding calendar quarters (or if shorter, the number of quarters that have occurred since the Initial Drawdown Date) (in either case, the “Trailing Twelve Quarters”). However, following the occurrence (if any) of a listing, the Trailing Twelve Quarters will be “reset” so as to include, as of the end of any quarter, the calendar quarter then ending and the eleven preceding calendar quarters (or if shorter, the number of quarters that have occurred since the listing, rather than the number of quarters that have occurred since the Initial Drawdown Date).

The “hurdle amount” for the Incentive Fee based on income is determined on a quarterly basis, and is equal to 1.75% multiplied by the Company’s NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The hurdle amount is calculated after making appropriate adjustments for subscriptions (which shall include all issuances by the Company of shares of its common stock) and distributions that occurred during the relevant Trailing Twelve Quarters. The Incentive Fee for any partial period will be appropriately prorated. For the portion of the Incentive Fee based on income, the Company pays the Investment Adviser a quarterly Incentive Fee based on the amount by which (A) Ordinary Income in respect of the relevant Trailing Twelve Quarters exceeds (B) the hurdle amount for such Trailing Twelve Quarters. The amount of the excess of (A) over (B) described in this paragraph for such Trailing Twelve Quarters is referred to as the “Excess Income Amount.”

The Incentive Fee based on income for each quarter is determined as follows:

•	No Incentive Fee based on income is payable to the Investment Adviser for any calendar quarter for which there is no Excess Income Amount;

•

100% of the Ordinary Income (as defined below), if any, that exceeds the hurdle amount, but is less than or equal to an amount, which we refer to as the “Catch-up Amount,” determined as the sum of 2.0588% (or 2.1875% in the event of a listing) multiplied by the Company’s NAV at the beginning of each applicable calendar quarter included in the relevant Trailing Twelve Quarters is included in the calculation of the Incentive Fee based on income; and

•

15% (which will be increased to 20% in the event of a listing, from the date of such listing) of the Ordinary Income that exceeds the Catch-up Amount is included in the calculation of the Incentive Fee based on income.

The amount of the Incentive Fee based on income that will be paid to the Investment Adviser for a particular quarter will equal the excess of the Incentive Fee so calculated minus the aggregate Incentive Fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters but will not exceed the Incentive Fee Cap (as described below, and will be subject to the limitations set forth in Section 205(b)(3) of the Advisers Act).

The Incentive Fee based on income that is paid to the Investment Adviser for a particular quarter is subject to a cap (the “Incentive Fee Cap”). The Incentive Fee Cap for any quarter is an amount equal to (a) 15% (which will be increased to 20% in the event of a listing, from the date of such listing) of the Cumulative Net Return (as defined below) during the relevant Trailing Twelve Quarters minus (b) the aggregate Incentive Fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters.

“Ordinary Income” means interest income, dividend income and any other income (including any accrued income that we have not yet received in cash and any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter minus our operating expenses accrued during the calendar quarter (including the Management Fee, administrative expenses and any interest expense and dividends paid on issued and outstanding preferred stock, but excluding the Incentive Fee).

“Cumulative Net Return” means (x) the Ordinary Income in respect of the relevant Trailing Twelve Quarters minus (y) any Net Capital Loss (as defined below), if any, in respect of the relevant Trailing Twelve Quarters.

If, in any quarter, the Incentive Fee Cap is zero or a negative value, the Company will pay no Incentive Fee based on income to the Investment Adviser for such quarter. If, in any quarter, the Incentive Fee Cap is a positive value but is less than the Incentive Fee based on income that is payable to the Investment Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Company will pay an Incentive Fee based on income to the Investment Adviser equal to the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is equal to or greater than the Incentive Fee based on income that is payable to the Investment Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Company will pay an Incentive Fee based on income to the Investment Adviser equal to the Incentive Fee calculated as described above for such quarter without regard to the Incentive Fee Cap. In certain limited circumstances, an Incentive Fee based on income will be payable to the Investment Adviser although the net income for such quarter did not exceed the hurdle rate or the Incentive Fee will be higher than it would have been if calculated based on the Company’s performance for the applicable quarter without taking into account the Trailing Twelve Quarters.

“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in such period and (ii) aggregate capital gains, whether realized or unrealized, in such period.

ii. Annual Incentive Fee Based on Capital Gains

The portion of Incentive Fee based on capital gains is determined and paid annually in arrears at the end of each calendar year or, in the event of a listing, the date on which such event occurs. At the end of each calendar year (or the occurrence of a listing), the Company will pay the Investment Adviser an Incentive Fee equal to (A) 15% (which will be increased to 20% in the event of a listing, from the date of such listing) of the difference, if positive, of the sum of the Company’s aggregate realized capital gains, if any, computed net of the Company’s aggregate realized capital losses, if any, and the Company’s aggregate unrealized capital depreciation, in each case from the Initial Drawdown Date (or, following the occurrence (if any) of a listing, from the date on which such event occurs) until the end of such calendar year or listing, as applicable, minus (B) the cumulative amount of Incentive Fees based on capital gains previously paid to the Investment Adviser from the Initial Drawdown Date (or, following the occurrence (if any) of a listing, from the date on which such event occurs) through the end of such calendar year or listing, as applicable. For the avoidance of doubt, unrealized capital appreciation is excluded from the calculation in clause (A), above.

The Company accrues, but does not pay, a portion of the Incentive Fee based on capital gains with respect to net unrealized appreciation. Under GAAP, the Company is required to accrue an Incentive Fee based on capital gains that includes net realized capital gains and losses and net unrealized capital appreciation and depreciation on investments held at the end of each period. In calculating the accrual for the Incentive Fee based on capital gains, the Company considers the cumulative aggregate unrealized capital appreciation in the calculation, since an Incentive Fee based on capital gains would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Management Agreement. This accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital appreciation or depreciation. If such amount is positive at the end of a period, then the Company records a capital gains incentive fee equal to 15% (which will be increased to 20% in the event of a listing, from the date of such listing) of such amount, minus the aggregate amount of actual Incentive Fees based on capital gains paid in all prior periods (or, following the occurrence (if any) of a listing, in all prior periods beginning with the date on which such event occurs). If such amount is negative, then there is no accrual for such period. There can be no assurance that such unrealized capital appreciation will be realized in the future.

For the three and nine months ended September 30, 2020, the Company accrued an Incentive Fee based on income of $6,456 and $6,456. As of September 30, 2020, $6,456 remained payable. For the three and nine months ended September 30, 2019, the Company accrued an Incentive Fee based on income of $3,265 and $14,605.

Administration and Custodian Fees

The Company has entered into an administration agreement with State Street Bank and Trust Company (the “Administrator”) under which the Administrator provides various accounting and administrative services to the Company. The Company pays the Administrator fees for its services as it determines are commercially reasonable in its sole discretion. The Company also reimburses the Administrator for all reasonable expenses. To the extent that the Administrator outsources any of its functions, the Administrator pays any compensation associated with such functions. The Administrator also serves as the Company’s custodian (the “Custodian”).

For the three and nine months ended September 30, 2020, the Company incurred expenses for services provided by the Administrator and the Custodian of $297 and $897. As of September 30, 2020, $199 remained payable. For the three and nine months ended September 30, 2019, the Company incurred expenses for services provided by the Administrator and the Custodian of $287 and $824.

Transfer Agent Fees

The Company has entered into a transfer agency agreement (the “Transfer Agency Agreement”), with GS & Co. pursuant to which GS & Co. serves as the Company’s transfer agent (“Transfer Agent”), registrar and disbursing agent. The Company pays the Transfer Agent fees at an annual rate of 0.12% of the average NAV of the Company at the end of the then-current quarter and the prior calendar quarter (and, in the case of the Company’s first quarter, the Company’s NAV as of such quarter-end).

For the three and nine months ended September 30, 2020, the Company incurred expenses for services provided by the Transfer Agent of $302 and $867. As of September 30, 2020, $302 remained payable. For the three and nine months ended September 30, 2019, the Company incurred expenses for services provided by the Transfer Agent of $279 and $812.

Affiliates

The table below presents the Company’s affiliated investments:

	Beginning Fair Value Balance	Gross Additions(2)	Gross Reductions(3)	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Ending Fair Value Balance	Dividend, Interest and Other Income
For the Nine Months Ended September 30, 2020
Non-Controlled Affiliates
Goldman Sachs Financial Square Government Fund(1)	$—	$388,506	$(227,708)	$—	$—	$160,798	$87
Accuity Delivery Systems, LLC	21,571	63	—	—	2,086	23,720	1,040
Collaborative Imaging, LLC (dba Texas Radiology Associates)	24,864	35	—	—	(955)	23,944	1,371
Elah Holdings, Inc.	3,163	—	—	—	(1)	3,162	—

Total Non-Controlled Affiliates	$49,598	$388,604	$(227,708)	$—	$1,130	$211,624	$2,498

For the Year Ended December 31, 2019
Non-Controlled Affiliates
Goldman Sachs Financial Square Government Fund(1)	$—	$205,169	$(205,169)	$—	$—	$—	$45
Accuity Delivery Systems, LLC	19,482	75	—	—	2,014	21,571	1,479
Collaborative Imaging, LLC (dba Texas Radiology Associates)	14,594	9,555	—	—	715	24,864	1,513
Elah Holdings, Inc.	3,163	—	—	—	—	3,163	—

Total Non-Controlled Affiliates	$37,239	$214,799	$(205,169)	$—	$2,729	$49,598	$3,037

(1)	Fund advised by an affiliate of Goldman Sachs.
(2)

Gross additions may include increases in the cost basis of investments resulting from new portfolio investments, PIK interest or dividends, the accretion of discounts, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company into this category from a different category.

(3)

Gross reductions may include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, the exchange of one or more existing securities for one or more new securities and the movement of an existing portfolio company out of this category into a different category.

Due to Affiliates

The Investment Adviser pays certain general and administrative expenses on behalf of the Company in the ordinary course of business. As of September 30, 2020 and December 31, 2019, there were $418 and $417, included within Accrued expenses and other liabilities paid by the Investment Adviser and its affiliates on behalf of the Company.

Co-investment Activity

In certain circumstances, negotiated co-investments by the Company and other funds managed by the Investment Adviser may be made only pursuant to an order from the SEC permitting the Company to do so. On January 4, 2017, the SEC granted exemptive relief (“Exemptive Relief”) that permits the Company (which was merged with GS BDC on October 12, 2020) to co-invest with GS BDC, Goldman Sachs Private Middle Market Credit LLC (“GS PMMC”), Goldman Sachs Private Middle Market Credit II LLC (“GS PMMC II”) and certain other funds that may be managed by GSAM, including the GSAM Credit Alternatives Team, after the date of the exemptive order, subject to certain conditions including that co-investments are made in a manner consistent with the Company’s investment objectives, positions, policies, strategies and restrictions, as well as regulatory requirements and pursuant to the conditions required by the Exemptive Relief, and are allocated fairly among participants. The GSAM Credit Alternatives Team is comprised of investment professionals dedicated to the Company’s investment strategy and other funds that share a similar investment strategy with the Company, who are responsible for identifying investment opportunities, conducting research and due diligence on prospective investments, negotiating and structuring the Company’s investments and monitoring and servicing the Company’s investments, together with investment professionals who are primarily focused on investment strategies in syndicated, liquid credit. Under the terms of the Exemptive Relief, a “required majority” (as defined in Section 57(o) of the Investment Company Act) of the Company’s independent directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to the Company and the Company’s stockholders and do not involve overreaching in respect of the Company or its stockholders on the part of any person concerned, and (2) the transaction is consistent with the interests of the Company’s stockholders and is consistent with the then-current investment objectives and strategies of the Company.

4.	INVESTMENTS

The Company’s investments (excluding an investment in a money market fund, if any, managed by an affiliate of Group Inc.) consisted of the following:

	September 30, 2020		December 31, 2019
Investment Type	Cost	Fair Value	Cost	Fair Value
1st Lien/Senior Secured Debt	$1,320,702	$1,290,854	$1,272,044	$1,266,486
1st Lien/Last-Out Unitranche	100,545	100,019	100,829	100,797
2nd Lien/Senior Secured Debt	299,557	267,796	311,933	294,165
Preferred Stock	7,221	15,556	7,200	10,137
Common Stock	10,381	14,317	10,381	11,575
Warrants	1,166	—

Total Investments	$1,739,572	$1,688,542	$1,702,387	$1,683,160

The industry composition of the Company’s investments at fair value and net assets was as follows:

	September 30, 2020				December 31, 2019
Industry	Fair Value		Net Assets		Fair Value	Net Assets
Health Care Technology	10.0%		16.5%		10.1%	18.0%
Interactive Media & Services	9.8		16.1		10.0	17.8
Health Care Providers & Services	9.5		15.7		11.5	20.5
Software	9.4		15.5		10.1	18.0
IT Services	7.8		12.9		7.8	14.0
Real Estate Management & Development	7.0		11.5		5.9	10.4
Professional Services	6.6		10.8		5.8	10.3
Diversified Financial Services	5.3		8.7		5.1	9.1
Diversified Consumer Services	4.9		8.1		1.8	3.2
Health Care Equipment & Supplies	4.1		6.7		4.2	7.5
Hotels, Restaurants & Leisure	3.8		6.3		3.9	7.0
Chemicals	3.3		5.5		2.8	5.1
Road & Rail	1.9		3.1		3.1	5.6
Transportation Infrastructure	1.9		3.1		1.9	3.4
Diversified Telecommunication Services	1.8		3.0		1.7	3.0
Household Products	1.7		2.9		1.9	3.3
Entertainment	1.5		2.4		1.6	2.9
Air Freight & Logistics	1.4		2.3		1.5	2.6
Insurance	1.3		2.2		1.6	2.8
Media	1.1		1.9		1.1	2.1
Trading Companies & Distributors	0.9		1.6		1.0	1.8
Beverages	0.9		1.5		0.7	1.3
Commercial Services & Supplies	0.7		1.2		0.7	1.3
Internet & Direct Marketing Retail	0.7		1.1		0.7	1.2
Auto Components	0.6		1.0		0.6	1.1
Building Products	0.6		1.0		1.4	2.4
Food Products	0.5		0.8		0.5	0.9
Life Sciences Tools & Services	0.5		0.8		0.5	0.8
Containers & Packaging	0.3		0.5		0.3	0.5
Capital Markets	0.2		0.3		0.2	0.3
Aerospace & Defense	—	(1)	—	(1)	—	—
Construction & Engineering	—	(1)	—	(1)	—	—

Total	100.0%		165.0%		100.0%	178.2%

(1)	Amount rounds to 0.0%.

The geographic composition of the Company’s investments at fair value was as follows:

Geographic	September 30, 2020	December 31, 2019
United States	95.5%	95.6%
Canada	2.8	2.7
Ireland	1.7	1.7

Total	100.0%	100.0%

5.	FAIR VALUE MEASUREMENT

The fair value of a financial instrument is the amount that would be received to sell an asset or would be paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price).

The fair value hierarchy under ASC 820 prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these securities. The three levels of the fair value hierarchy are as follows:

Basis of Fair Value Measurement

Level 1 – Inputs to the valuation methodology are quoted prices available in active markets for identical instruments as of the reporting date. The types of financial instruments included in Level 1 include unrestricted securities, including equities and derivatives, listed in active markets.

Level 2 – Inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. The types of financial instruments in this category include less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities and certain over-the-counter derivatives where the fair value is based on observable inputs.

Level 3 – Inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category include investments in privately held entities and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Note 2 “Significant Accounting Policies” should be read in conjunction with the information outlined below.

The table below presents the valuation techniques and the nature of significant inputs generally used in determining the fair value of Level 2 and Level 3 Instruments.

Level 2 Instruments	Valuation Techniques and Significant Inputs

Equity and Fixed Income

The types of instruments that trade in markets that are not considered to be active but are valued based on quoted market prices, broker or dealer quotations or alternative pricing sources with reasonable levels of price transparency include commercial paper, most government agency obligations, most corporate debt securities, certain mortgage-backed securities, certain bank loans, less liquid publicly listed equities, certain state and municipal obligations, certain money market instruments and certain loan commitments.

Valuations of Level 2 Equity and Fixed Income instruments can be verified to quoted prices, broker or dealer quotations or alternative pricing sources with reasonable levels of price transparency. Consideration is given to the nature of the quotations (e.g. indicative or firm) and the relationship of recent market activity to the prices provided from alternative pricing sources.

Derivative Contracts	OTC derivatives (both centrally cleared and bilateral) are valued using market transactions and other market evidence whenever possible, including market-based inputs to models, calibration to market-clearing transactions, broker or dealer quotations, or other alternative pricing sources with reasonable levels of price transparency. Where models are used, the selection of a particular model to value an OTC derivative depends upon the contractual terms of, and specific risks inherent in, the instrument, as well as the availability of pricing information in the market. The Company generally uses similar models to value similar instruments. Valuation models require a variety of inputs, including contractual terms, market prices, yield curves, credit curves, measures of volatility, voluntary and involuntary prepayment rates, loss severity rates and correlations of such inputs. For OTC derivatives that trade in liquid markets, model inputs can generally be verified and model selection does not involve significant management judgment. OTC derivatives are classified within Level 2 of the fair value hierarchy when significant inputs are corroborated by market evidence.

Level 3 Instruments	Valuation Techniques and Significant Inputs

Bank Loans, Corporate Debt, and Other Debt Obligations	Valuations are generally based on discounted cash flow techniques, for which the significant inputs are the amount and timing of expected future cash flows, market yields and recovery assumptions. The significant inputs are generally determined based on relative value analyses, which incorporate comparisons both to credit default swaps that reference the same underlying credit risk and to other debt instruments for the same issuer for which observable prices or broker quotes are available. Other valuation methodologies are used as appropriate including market comparables, transactions in similar instruments and recovery/liquidation analysis.
Equity

Recent third-party investments or pending transactions are considered to be the best evidence for any change in fair value. When these are not available, the following valuation methodologies are used, as appropriate and available (i) Transactions in similar instruments; (ii) Discounted cash flow techniques; (iii) Third party appraisals; and (iv) Industry multiples and public comparables.

Evidence includes recent or pending reorganizations (for example, merger proposals, tender offers and debt restructurings) and significant changes in financial metrics, including (i) Current financial performance as compared to projected performance; (ii) Capitalization rates and multiples; and (iii) Market yields implied by transactions of similar or related assets.

The tables below present the ranges of significant unobservable inputs used to value the Company’s Level 3 assets and liabilities as of September 30, 2020 and December 31, 2019. These ranges represent the significant unobservable inputs that were used in the valuation of each type of instrument, but they do not represent a range of values for any one instrument. For example, the lowest yield in 1st Lien/Senior Secured Debt is appropriate for valuing that specific debt investment, but may not be appropriate for valuing any other debt investments in this asset class. Accordingly, the ranges of inputs presented below do not represent uncertainty in, or possible ranges of, fair value measurements of the Company’s Level 3 assets and liabilities.

Level 3 Instruments	Fair Value(1)(2)	Valuation Techniques(3)	Significant Unobservable Inputs	Range(4) of Significant Unobservable Inputs	Weighted Average(5)
As of September 30, 2020
Bank Loans, Corporate Debt, and Other Debt Obligations
1st Lien/Senior Secured	$1,091,781	Discounted cash flows	Discount Rate	6.0% - 17.3%	8.6%
1st Lien/Last-Out Unitranche	100,019	Discounted cash flows	Discount Rate	7.3% - 10.7%	9.6%
2nd Lien/Senior Secured	206,775	Discounted cash flows	Discount Rate	10.0% - 12.8%	10.7%
	9,933	Comparable multiples	EV/EBITDA(6)	7.4x - 25.1x	10.4x

Equity
Preferred Stock	$8,878	Comparable multiples	EV/EBITDA(6)	7.9x - 26.7x	18.7x
	6,657	Comparable multiples	EV/Revenue	1.7x - 4.4x	1.3x
Common Stock	5,404	Discounted cash flows	Discount Rate	13.1% - 31.5%	24.6%
	707	Comparable multiples	EV/EBITDA(6)	10.0x - 10.1x	10.0x
	8,206	Comparable multiples	EV/Revenue	0.3x - 12.5x	12.2x

As of December 31, 2019
Bank Loans, Corporate Debt, and Other Debt Obligations
1st Lien/Senior Secured	$1,031,569	Discounted cash flows	Discount Rate	6.5% - 13.3%	8.7%
1st Lien/Last-Out Unitranche	100,797	Discounted cash flows	Discount Rate	8.5% - 10.1%	9.8%
2nd Lien/Senior Secured	233,672	Discounted cash flows	Discount Rate	9.9% - 12.4%	10.7%

Equity
Preferred Stock	$7,200	Comparable multiples	EV/EBITDA(6)	4.2x - 30.2x	19.0x
	2,937	Comparable multiples	EV/Revenue	1.0x - 3.2x	1.3x
Common Stock	6,045	Discounted cash flows	Discount Rate	13.9% - 31.0%	23.9%
	1,156	Comparable multiples	EV/EBITDA(6)	8.5x - 12.7x	9.7x
	4,374	Comparable multiples	EV/Revenue	2.3x - 9.7x	9.6x

(1)

As of September 30, 2020, included within Level 3 assets of $1,595,565 is an amount of $157,205 for which the Investment Adviser did not develop the unobservable inputs (examples include single source broker quotations, third party pricing, and prior transactions). The income approach was used in the determination of fair value for $1,398,575 or 89.3% of Level 3 bank loans, corporate debt, and other debt obligations.

(2)

As of December 31, 2019, included within Level 3 assets of $1,579,087 is an amount of $191,337 for which the Investment Adviser did not develop the unobservable inputs (examples include single source broker quotations, third party pricing, and prior transactions). The income approach was used in the determination of fair value for $1,366,038 or 87.7% of Level 3 bank loans, corporate debt, and other debt obligations.

(3)

The fair value of any one instrument may be determined using multiple valuation techniques. For example, market comparable and discounted cash flows may be used together to determine fair value. Therefore, the Level 3 balance encompasses both of these techniques.

(4)	The range for an asset category consisting of a single investment represents the relevant market data considered in determining the fair value of the investment.
(5)

Weighted average for an asset category consisting of multiple investments is calculated by weighting the significant unobservable input by the relative fair value of the investment. Weighted average for an asset category consisting of a single investment represents the significant unobservable input used in the fair value of the investment.

(6)	Enterprise value of portfolio company as a multiple of earnings before interest, taxes, depreciation and amortization (“EBITDA”).

As noted above, the income and market approaches were used in the determination of fair value of certain Level 3 assets as of September 30, 2020 and December 31, 2019. The significant unobservable inputs used in the income approach are the discount rate or market yield used to discount the estimated future cash flows expected to be received from the underlying investment, which include both future principal and interest payments. An increase in the discount rate or market yield would result in a decrease in the fair value. Included in the consideration and selection of discount rates is risk of default, rating of the investment, call provisions and comparable company investments. The significant unobservable inputs used in the market approach are based on market comparable transactions and market multiples of publicly traded comparable companies. Increases or decreases in market comparable transactions or market multiples would result in an increase or decrease, in the fair value.

The following is a summary of the Company’s assets categorized within the fair value hierarchy:

	September 30, 2020				December 31, 2019
Assets	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
1st Lien/Senior Secured Debt	$—	$41,889	$1,248,965	$1,290,854	$—	$58,830	$1,207,656	$1,266,486
1st Lien/Last-Out Unitranche	—	—	100,019	100,019	—	—	100,797	100,797
2nd Lien/Senior Secured Debt	—	51,088	216,708	267,796	—	45,243	248,922	294,165
Preferred Stock	—	—	15,556	15,556	—	—	10,137	10,137
Common Stock	—	—	14,317	14,317	—	—	11,575	11,575
Warrants	—	—	—	—	—	—	—	—
Affiliated Money Market Fund	160,798	—	—	160,798	—	—	—	—

Total assets	$160,798	$92,977	$1,595,565	$1,849,340	$—	$104,073	$1,579,087	$1,683,160

Foreign currency forward contracts - asset (liability)(1)	$—	$(134)	$—	$(134)	$—	$46	$—	$46

(1)	Amounts represent the unrealized appreciation (depreciation) on the foreign currency forward contracts.

The below table presents a summary of changes in fair value of Level 3 assets by investment type:

Beginning Balance		Purchases(1)	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Sales and Settlements(1)	Net Amortization of Premium/ Discount	Transfers In	Transfers Out(2)	Ending Balance	Net Change in Unrealized Appreciation (Depreciation) for assets still held
For the Nine Months Ended September 30, 2020
1st Lien/Senior Secured Debt	$1,207,656	$156,242	$220	$(22,416)	$(87,632)	$3,901	$—	$(9,006)	$1,248,965	$(22,658)
1st Lien/Last-Out Unitranche	100,797	—	—	(494)	(695)	411	—	—	100,019	(494)
2nd Lien/Senior Secured Debt	248,922	13,155	—	(18,871)	(11,852)	604	—	(15,250)	216,708	(18,870)
Preferred Stock	10,137	21	—	5,398	—	—	—	—	15,556	5,398
Common Stock	11,575	—	—	2,742	—	—	—	—	14,317	2,742
Warrants	—	2,333	—	(1,166)	(1,167)	—	—	—	—	(1,166)

Total assets	$1,579,087	$171,751	$220	$(34,807)	$(101,346)	$4,916	$—	$(24,256)	$1,595,565	$(35,048)

For the Nine Months Ended September 30, 2019
1st Lien/Senior Secured Debt	$644,913	$559,371	$(21)	$(3,437)	$(114,031)	$3,558	$—	$—	$1,090,353	$(2,981)
1st Lien/Last-Out Unitranche	90,582	10,294	—	(124)	(339)	372	—	—	100,785	(124)
2nd Lien/Senior Secured Debt	300,116	24,522	(10,553)	1,181	(32,795)	987	—	(17,504)	265,954	(816)
Preferred Stock	8,100	—	—	1,393	—	—	—	—	9,493	1,393
Common Stock	9,825	1,054	—	2,755	—	—	—	—	13,634	2,755
Warrants	—	—	—	—	—	—	—	—	—	—

Total assets	$1,053,536	$595,241	$(10,574)	$1,768	$(147,165)	$4,917	$—	$(17,504)	$1,480,219	$227

(1)	Purchases may include PIK and securities received in corporate actions and restructurings. Sales and Settlements may include securities delivered in corporate actions and restructuring of investments.
(2)	Transfers out were primarily due to increased price transparency.

Debt Not Carried at Fair Value

The fair value of the Company’s debt, which would have been categorized as Level 3 within the fair value hierarchy as of September 30, 2020 and December 31, 2019, approximates its carrying value because the Truist Revolving Credit Facility has variable interest based on selected short term rates.

6.	DEBT

In accordance with the Investment Company Act, with certain exceptions, the Company is currently allowed to borrow amounts such that its asset coverage ratio, as defined in the Investment Company Act, is at least 200% after such borrowing (or 150% if certain requirements are met). As of September 30, 2020 and December 31, 2019, the Company’s asset coverage ratio based on the aggregate amount outstanding of senior securities was 221% and 228%.

The Company’s outstanding debt was as follows:

	September 30, 2020			December 31, 2019
	Aggregate Borrowing Amount Committed	Amount Available	Carrying Value	Aggregate Borrowing Amount Committed	Amount Available	Carrying Value
Truist Revolving Credit Facility(1)(2)	$850,000	$7,171	$843,219	$850,000	$120,648	$729,986

Total Debt	$850,000	$7,171	$843,219	$850,000	$120,648	$729,986

(1)

The Company may borrow amounts in USD or certain other permitted currencies. Debt outstanding denominated in currencies other than USD has been converted to USD using the applicable foreign currency exchange rate as of the applicable reporting date. As of September 30, 2020, the Company had outstanding borrowings denominated in USD of $787,000 and in Euros (EUR) of 47,950. As of December 31, 2019, the Company had outstanding borrowings denominated in USD of $676,200 and in EUR of 47,950.

(2)	Provides, under certain circumstances, a total borrowing capacity of $900,000.

The weighted average interest rates of the aggregate borrowings outstanding for the nine months ended September 30, 2020 and for the year ended December 31, 2019 were 2.97% and 4.27%.

Truist Revolving Credit Facility

On September 11, 2017, the Company entered into the Truist Revolving Credit Facility, a multicurrency facility, with various lenders. Truist Bank serves as administrative agent and Bank of America, N.A. serves as syndication agent. The Company amended the Truist Revolving Credit Facility on September 17, 2018, July 10, 2019 and February 25, 2020.

The total commitments under the Truist Revolving Credit Facility is $850,000. The accordion feature of the Truist Revolving Credit Facility allows the Company, subject to the satisfaction of various conditions, to bring total commitments under the Truist Revolving Credit Facility to $900,000.

Borrowings under the Truist Revolving Credit Facility, including amounts drawn in respect of letters of credit, bear interest (at the Company’s election) of either the Adjusted LIBO Rate (as defined in the Truist Revolving Credit Facility) plus the Applicable Margin (as defined in the Truist Revolving Credit Facility) or the Applicable Margin plus the higher of the Prime Rate (as defined in the Truist Revolving Credit Facility), Federal Funds Effective Rate (as defined in the Truist Revolving Credit Facility) plus 0.5% or overnight London Interbank Offered Rate (“LIBOR”) plus 1.0%. Interest is payable quarterly in arrears or as defined in the Truist Revolving Credit Facility. The Company pays a fee of 0.375% per annum on committed but undrawn amounts under the Truist Revolving Credit Facility, payable quarterly in arrears. Any amounts borrowed under the Truist Revolving Credit Facility will mature, and all accrued and unpaid interest will be due and payable, on March 11, 2022.

The Truist Revolving Credit Facility may be guaranteed by certain of the Company’s subsidiaries that are formed or acquired by the Company in the future (collectively, the “Guarantors”). Proceeds from borrowings may be used for general corporate purposes, including the funding of portfolio investments.

The Company’s obligations to the lenders under the Truist Revolving Credit Facility are secured by a first priority security interest in substantially all of the Company’s portfolio of investments and cash, with certain exceptions. The Truist Revolving Credit Facility contains certain customary covenants, including: (i) maintaining a minimum shareholder’s equity, (ii) maintaining an asset coverage ratio of at least 2 to 1, (iii) maintaining a minimum liquidity test of at least 15% of the “covered debt amount” during any period when the “adjusted covered debt balance” is greater than 85% of the “adjusted borrowing base,” as such quoted terms are defined in the Truist Revolving Credit Facility and (iv) restrictions on industry concentrations in the Company’s investment portfolio.

The Truist Revolving Credit Facility also includes customary representations and warranties, conditions precedent to funding of draws and events of default (including a change in control event of default trigger).

Costs of $5,626 were incurred in connection with obtaining and amending the Truist Revolving Credit Facility and exercising its right under the accordion feature, which have been recorded as deferred financing costs on the Consolidated Statements of Assets and Liabilities and are being amortized over the life of the Truist Revolving Credit Facility using the straight-line method. As of September 30, 2020 and December 31, 2019, outstanding deferred financing costs were $1,988 and $2,617.

The below table presents the summary information of the Truist Revolving Credit Facility:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Borrowing interest expense	$5,195	$6,399	$17,937	$14,810
Facility fees	20	228	166	685
Amortization of financing costs	347	374	1,059	974

Total	$5,562	$7,001	$19,162	$16,469

Weighted average interest rate	2.45%	4.34%	2.97%	4.40%
Average outstanding balance	$843,045	$584,493	$805,444	$450,012

7.	DERIVATIVES

The Company enters into foreign currency forward contracts from time to time to help mitigate the impact that an adverse change in foreign exchange rates would have on the value of the Company’s investments denominated in foreign currencies.

In order to better define its contractual rights and to secure rights that will help the Company mitigate its counterparty risk, the Company may enter into an International Swaps and Derivatives Association, Inc. Master Agreement (“ISDA Master Agreement”) or a similar agreement with its derivative counterparties. An ISDA Master Agreement is a bilateral agreement between the Company and a counterparty that governs OTC derivatives, including foreign currency forward contracts, and typically contains, among other things, collateral posting terms and netting provisions in the event of a default and/or termination event. The provisions of the ISDA Master Agreement typically permit a single net payment in the event of a default (close-out netting) or similar event, including the bankruptcy or insolvency of the counterparty.

For financial reporting purposes, cash collateral that has been pledged to cover obligations of the Company and cash collateral received from the counterparty, if any, is included in the Consolidated Statements of Assets and Liabilities as due to/due from a broker. The Company minimizes counterparty credit risk by only entering into agreements with counterparties that they believe to be in good standing and by monitoring the financial stability of those counterparties.

For the three and nine months ended September 30, 2020, the Company’s average USD notional exposure to foreign currency forward contracts were $3,465 and $4,286. For the three and nine months ended September 30, 2019, the Company’s average USD notional exposure to foreign currency forward contracts were $2,963 and $3,855.

The Company’s net exposure to foreign currency forward contracts by counterparty that are subject to ISDA Master Agreements or similar agreements presented on the Consolidated Statements of Assets and Liabilities was as follows:

	Gross Amount of Assets	Gross Amount of (Liabilities)	Net Amount of Assets or (Liabilities)	Collateral (Received) Pledged (1)	Net Amounts (2)
September 30, 2020
Bank of America, N.A.	$—	$(134)	$(134)	$—	$(134)

December 31, 2019
Bank of America, N.A.	$46	$—	$46	$—	$46

(1)	Amount excludes excess cash collateral paid.
(2)

Net amount represents the net amount due (to) from counterparty in the event of a default based on the contractual setoff rights under the agreement. Net amount excludes any over-collateralized amounts.

The effect of transactions in derivative instruments to the Consolidated Statements of Operations was as follows:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net realized gain (loss) on foreign currency forward contracts	$40	$53	$150	$65
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	(179)	78	(180)	123

Total net realized and unrealized gains (losses) on foreign currency forward contracts	$(139)	$131	$(30)	$188

8.	COMMITMENTS AND CONTINGENCIES

Capital Commitments

The Company had aggregate capital commitments and undrawn capital commitments from investors as follows:

	September 30, 2020			December 31, 2019
	Capital Commitments	Unfunded Capital Commitments	% of Capital Commitments Funded	Capital Commitments	Unfunded Capital Commitments	% of Capital Commitments Funded
Common Stock	$1,034,646	$—	100%	$1,034,992	$62,152	94%

Portfolio Company Commitments

The Company may enter into investment commitments to fund investments through signed commitment letters which in certain circumstances may be disclosed by the Company. In many circumstances, borrower acceptance and final terms are subject to transaction-related contingencies. These are disclosed as commitments upon execution of a final agreement. As of September 30, 2020, the Company believed that it had adequate financial resources to satisfy its unfunded commitments. The Company had the following unfunded commitments by investment types:

		Unfunded Commitment Balances(2)		Fair Value(3)
	Commitment Expiration Date(1)	September 30, 2020	December 31, 2019	September 30, 2020	December 31, 2019
1st Lien/Senior Secured Debt
Brillio, LLC	2/6/2021	$1,100	$2,200	$(25)	$(22)
Associations, Inc.	7/30/2021	63	1,299	(3)	(13)
WebPT, Inc.	8/28/2021	1,867	1,867	(75)	(37)
Elemica Parent, Inc.	9/18/2021	830	830	(58)	(21)
Bullhorn, Inc.	10/1/2021	732	1,065	(11)	(16)
Eptam Plastics, Ltd.	12/6/2021	2,708	2,708	(74)	(20)
FWR Holding Corporation (dba First Watch Restaurants)	12/20/2021	96	—	(3)	—
MRI Software LLC	2/10/2022	565	—	(20)	—
Netvoyage Corporation (dba NetDocuments)	3/24/2022	610	610	(20)	(8)
VRC Companies, LLC (dba Vital Records Control)	3/31/2022	249	111	(2)	(1)
DDS USA Holding, Inc.	6/30/2022	766	1,380	(8)	(7)
Xactly Corporation	7/29/2022	2,177	2,177	(38)	(27)
Purfoods, LLC	8/12/2022	200	—	(3)	—
Hygiena Borrower LLC	8/26/2022	550	550	(11)	(11)
Lithium Technologies, Inc.	10/3/2022	2,873	3,448	(122)	(52)
Businessolver.com, Inc.	5/15/2023	3,760	2,256	(94)	(39)
Integral Ad Science, Inc.	7/19/2023	2,586	2,586	(97)	(39)
FWR Holding Corporation (dba First Watch Restaurants)	8/21/2023	1,506	226	(53)	(2)
Gastro Health Holdco, LLC	9/4/2023	2,900	2,900	(123)	(44)
Empirix, Inc.	9/25/2023	1,800	1,800	(54)	(180)
WebPT, Inc.	8/28/2024	778	1,556	(31)	(31)
Fenergo Finance 3 Limited	9/5/2024	2,579	2,468	(32)	(19)
Fenergo Finance 3 Limited	9/5/2024	1,683	1,683	(21)	(13)
iCIMS, Inc.	9/12/2024	2,662	2,662	(47)	(47)
MMIT Holdings, LLC (dba Managed Markets Insight & Technology)	11/15/2024	1,810	3,258	(27)	(57)
Wrike, Inc.	12/31/2024	2,300	2,300	—	(46)
Apptio, Inc.	1/10/2025	3,160	3,160	(47)	(55)
ConnectWise, LLC	2/28/2025	1,524	1,524	(15)	(19)
Villa Bidco Inc (dba Authority Brands)	3/21/2025	1,118	—	(22)	—
Mailgun Technologies, Inc.	3/26/2025	1,448	1,448	—	(25)
Internet Truckstop Group, LLC (dba Truckstop)	4/2/2025	2,600	2,600	(52)	(39)
PlanSource Holdings, Inc.	4/22/2025	4,681	4,681	(164)	(94)
CorePower Yoga LLC	5/14/2025	807	1,009	(121)	(15)
Wolfpack IP Co. (dba Lone Wolf Technologies)	6/13/2025	4,722	4,722	(47)	(94)
Riverpoint Medical, LLC	6/21/2025	2,450	2,450	(92)	(25)
HS4 AcquisitionCo, Inc. (dba HotSchedules & Fourth)	7/9/2025	2,805	2,384	(203)	(48)
WorkForce Software, LLC	7/31/2025	1,123	1,123	(28)	(23)
Diligent Corporation	8/4/2025	1,800	216	(45)	(2)
The Center for Orthopedic and Research Excellence, Inc. (dba HOPCo)	8/15/2025	2,707	2,572	(95)	(45)
Elemica Parent, Inc.	9/18/2025	132	366	(9)	(9)
CST Buyer Company (dba Intoxalock)	10/3/2025	1,294	1,294	—	—
Acquia, Inc.	10/31/2025	1,946	1,946	(58)	(39)
Chronicle Bidco Inc. (dba Lexitas)	11/14/2025	1,300	1,300	(39)	(26)
Governmentjobs.com, Inc. (dba NeoGov)	2/5/2026	3,595	—	(63)	—
MRI Software LLC	2/10/2026	990	—	(35)	—
Instructure Holdings	3/24/2026	3,000	—	(30)	—
Project Eagle Holdings, LLC	7/6/2026	37	—	(1)	—
Granicus, Inc.	8/21/2026	929	—	(23)	—
Foundation Software	8/31/2026	61	—	(2)	—
Bullhorn, Inc.	9/30/2026	799	799	(12)	(12)
MedeAnalytics, Inc.	10/9/2026	465	—	—	—
Gastro Health Holdco, LLC	4/13/2020	—	1,072	—	(16)
GlobalTranz Enterprises, Inc.	5/15/2020	—	2,968	—	(267)
Hygiena Borrower LLC	6/29/2020	—	814	—	(16)
Convene 237 Park Avenue, LLC (dba Convene)	8/30/2020	—	9,120	—	(182)
Diligent Corporation	12/19/2020	—	6,083	—	(61)
FWR Holding Corporation (dba First Watch Restaurants)	2/28/2021	—	3,040	—	(30)
CorePower Yoga LLC	5/14/2021	—	2,692	—	(40)
CFS Management, LLC (dba Center for Sight Management)	7/1/2021	—	2,067	—	(21)
The Center for Orthopedic and Research Excellence, Inc. (dba HOPCo)	8/15/2021	—	6,768	—	(118)
Gastro Health Holdco, LLC	9/13/2021	—	7,200	—	(108)
Chronicle Bidco Inc. (dba Lexitas)	11/14/2021	—	4,330	—	(43)
SPay, Inc. (dba Stack Sports)	6/17/2024	—	543	—	(18)
Associations, Inc.	7/30/2024	—	836	—	(8)
Eptam Plastics, Ltd.	12/6/2025	—	1,015	—	(15)

Total 1st Lien/Senior Secured Debt		$85,243	$124,082	$(2,255)	$(2,265)

2nd Lien/Senior Secured Debt
USRP Holdings, Inc. (dba U.S. Retirement Partners)	3/29/2020	—	$816	—	$(8)
Hygiena Borrower LLC	6/29/2020	—	831	—	(15)
Genesis Acquisition Co. (dba ProCare Software)	7/31/2020	—	2,500	—	(63)

Total 2nd Lien/Senior Secured Debt		$—	$4,147	$—	$(86)

Total		$85,243	$128,229	$(2,255)	$(2,351)

(1)

Commitments are generally subject to borrowers meeting certain criteria such as compliance with covenants and certain operational metrics. These amounts may remain outstanding until the commitment period of an applicable loan expires, which may be shorter than its maturity.

(2)	Unfunded commitments denominated in currencies other than USD have been converted to USD using the exchange rate as of the applicable reporting date.
(3)	The fair value is reflected as investments, at fair value on the Consolidated Statements of Assets and Liabilities.

Contingencies

In the normal course of business, the Company enters into contracts that provide a variety of general indemnifications. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. Currently, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.

9.	NET ASSETS

Capital Drawdowns

The following table summarizes the total shares issued and proceeds received related to capital drawdowns:

Share Issue Date	Shares Issued	Proceeds Received
For the Nine Months Ended September 30, 2020
February 24, 2020	3,282,464	$61,806

Total capital drawdowns	3,282,464	$61,806

For the Nine Months Ended September 30, 2019
March 25, 2019	4,286,182	$82,610
June 27, 2019	2,179,196	41,545

Total capital drawdowns	6,465,378	$124,155

Distributions

The following table reflects the distributions declared on shares of the Company’s common stock:

Date Declared	Record Date	Payment Date	Amount Per Share
For the Nine Months Ended September 30, 2020
February 27, 2020	March 16, 2020	April 30, 2020	$0.43
For the Nine Months Ended September 30, 2019
February 28, 2019	March 15, 2019	April 30, 2019	$0.43
May 9, 2019	June 14, 2019	July 31, 2019	$0.43
August 8, 2019	September 13, 2019	October 31, 2019	$0.43

10.	EARNINGS PER SHARE

The following information sets forth the computation of basic and diluted earnings per share:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net increase (decrease) in net assets from operations	$45,735	$18,500	$39,658	$41,479
Weighted average shares outstanding	53,844,947	49,470,258	53,198,038	46,754,248
Basic and diluted earnings per share	$0.85	$0.37	$0.75	$0.89

Diluted earnings per share equal basic earnings per share because there were no common share equivalents outstanding during the period presented.

11.	FINANCIAL HIGHLIGHTS

The below table presents the schedule of financial highlights of the Company:

	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Per Share Data:(1)
NAV, beginning of period	$18.69	$19.07
Net investment income (loss)	1.39	1.27
Net realized and unrealized gains (losses)(2)	(0.65)	(0.32)
Income tax provision, realized and unrealized gains	0.00 (6)	(0.01)

Net increase (decrease) in net assets from operations(2)	0.74	0.94

Distributions declared:
From net investment income	(0.43)	(1.29)

Distributions declared from net investment income	(0.43)	(1.29)

Total increase (decrease) in net assets	0.31	(0.35)

NAV, end of period	$19.00	$18.72

Shares outstanding, end of period	53,844,947	49,470,258
Weighted average shares outstanding	53,198,038	46,754,248
Total return based on NAV(3)	3.96%	4.93%
Supplemental Data/Ratio(4) (all amounts in thousands except ratios):
Net assets, end of period	$1,023,100	$925,959
Ratio of net expenses to average net assets	5.87%	6.85%
Ratio of expenses (without incentive fees and interest and other debt expenses) to net assets	2.30%	2.13%
Ratio of interest and other debt expenses to average net assets	2.67%	2.50%
Ratio of incentive fees to average net assets	0.90%	2.22%
Ratio of total expenses to average net assets	5.87%	6.85%
Ratio of net investment income (loss) to average net assets	10.36%	9.04%
Average debt outstanding	$805,444	$450,012
Average debt per share(5)	$15.14	$9.63
Portfolio turnover	9%	11%

(1)

The per share data was derived by using the weighted average shares outstanding during the applicable period, except for distributions declared, which reflects the actual amount of distributions declared per share for the applicable period.

(2)	The amount shown may not correspond with the aggregate amount for the period as it includes the effect of the timing of the distribution.
(3)	Calculated as the change in NAV per share during the period plus dividends declared per share, divided by the beginning NAV per share.
(4)	Ratios are annualized except for certain operating expenses, as applicable.
(5)	Calculated as average debt outstanding divided by the weighted average shares outstanding during the applicable period.
(6)	Amount rounds to less than $0.00.

12.	SUBSEQUENT EVENTS

Subsequent events after the date of the Consolidated Statements of Assets and Liabilities have been evaluated through the date the unaudited consolidated financial statements were issued. Other than items discussed below, the Company has concluded that there is no impact requiring adjustment or disclosure in the consolidated financial statements.

Prior to consummation of the Merger, and as previously announced, on October 3, 2020, the Board of Directors declared a special distribution of $75,000, or $1.39 per share, payable on October 30, 2020 to shareholders of record as of October 9, 2020.

On October 12, 2020, the Company completed its previously announced merger with GS BDC pursuant to the Merger Agreement, dated as of June 11, 2020. In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company’s common stock was converted into the right to receive, for each share of the Company’s common stock, that number of shares of GS BDC Common Stock with a NAV equal to the NAV per share of the Company’s common stock, in each case calculated as of October 9, 2020. As a result of the Merger, GS BDC issued an aggregate of 61,037,311 shares of GS BDC Common Stock to the Company’s former stockholders. Upon consummation of the Merger, the separate corporate existence of the Company ended. For more information about the Merger, see the Company’s Current Report on Form 8-K filed on October 13, 2020, the Company’s Form N-54C filed on October 13, 2020, and the Company’s Form 15 filed on October 13, 2020.

With the consummation of the Merger, the Truist Revolving Credit facility was terminated.